                             AMENDED AND RESTATED

                         BRUEGGER'S FRESH BAGEL BAKERY

                        AFFILIATE DEVELOPMENT AGREEMENT

                             AMENDED AND RESTATED

                         BRUEGGER'S FRESH BAGEL BAKERY

                        AFFILIATE DEVELOPMENT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

Section                                                  Page
-------                                                  ----
 1.        DEVELOPMENT RIGHTS AND OBLIGATIONS.............. 2

 2         TERM............................................ 3

 3.        DEVELOPMENT FEE................................. 3

 4.        SITE SELECTION.................................. 3

 5.        TRAINING OF DEVELOPER EMPLOYEES................. 5

 6.        OPERATIONS MANUALS.............................. 5

 7.        CONFIDENTIAL INFORMATION........................ 6

 8.        CORPORATE REQUIREMENTS; FINANCIAL STATEMENTS.... 6

 9.        TRANSFER OF INTEREST............................ 8

10.        DEFAULT AND TERMINATION.........................14

11.        COVENANTS.......................................16

12.        NOTICES.........................................17

13.        INDEPENDENT CONTRACTOR AND INDEMNIFICATION......18

14.        APPROVALS AND WAIVERS...........................19

15.        SEVERABILITY AND CONSTRUCTION...................19

16.        ENTIRE AGREEMENT................................20

17.        APPLICABLE LAW; ARBITRATION.....................21

18.        ACKNOWLEDGMENTS.................................23

           EXHIBIT A - PROPRIETARY MARKS
           EXHIBIT B - DEVELOPMENT AREA
           EXHIBIT C - BRUEGGER'S FRESH BAGEL BAKERY AFFILIATE
                    FRANCHISE AGREEMENT

EXHIBIT 10-R


                             AMENDED AND RESTATED

                         BRUEGGER'S FRESH BAGEL BAKERY

                        AFFILIATE DEVELOPMENT AGREEMENT


     THIS AMENDED AND RESTATED AFFILIATE DEVELOPMENT AGREEMENT ("Agreement") is entered into on December 8, 1995, between BRUEGGER'S FRANCHISE CORPORATION, a Delaware corporation ("Franchisor"), and GOFER BAGELS, INC., a Minnesota corporation and NORSTAR BAGEL BAKERIES, INC., a Minnesota corporation (together the "Developer").

     WHEREAS, Franchisor and its affiliates have developed a system relating to the preparation and promotion of distinctive bagels and cream cheese and the establishment and operation of restaurants specializing in the sale of the bagels, cream cheese, and other food and beverage items (the "System");

     WHEREAS, the distinguishing characteristics of the System include, without limitation, the sale of bagels and cream cheese products prepared in accordance with secret recipes and manufacturing processes owned by affiliates of Franchisor; distinctive exterior and interior restaurant design, decor, color scheme, fixtures, and furnishings; standards and specifications for ingredients, food preparation, equipment, supplies, and restaurant operations; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor and its affiliates from time to time;

     WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "BRUEGGER'S", as set forth in Exhibit A to this Agreement, and such other trade names, service marks, and trademarks as may hereafter be designated by Franchisor in writing for use in the System (the "Proprietary Marks");

     WHEREAS, Developer wishes to obtain the right to develop restaurants under the System and the Proprietary Marks ("Bakeries") within the territory defined in Exhibit B to this Agreement;

     WHEREAS, Michael J. Dressell and Nordahl L. Brue own interests in both Franchisor and Developer;

     WHEREAS, on or about March 29, 1994, Franchisor and Developer entered into an Affiliate Development Agreement to provide for the development of Bakeries;

     WHEREAS, the parties now desire to modify and restate such Affiliate Development Agreement;

     NOW, THEREFORE, the parties agree as follows:

1.   DEVELOPMENT RIGHTS AND OBLIGATIONS

     1.1 Franchisor grants Developer the exclusive right (to the extent described in Section 1.4), pursuant to the terms and conditions of this Agreement, to develop Bakeries within the territory defined in Exhibit B to this Agreement (the "Development Area"). The Bakeries shall be located only at the specific locations approved in writing by Franchisor pursuant to Section 4.1 below.

     1.2 Developer shall exercise its development rights hereunder solely by executing a separate Bruegger's Fresh Bagel Bakery Affiliate Franchise Agreement ("Franchise Agreement") for each Bakery already developed or to be developed hereunder or by causing an affiliate of the Developer reasonably acceptable to Franchisor to execute such separate Bruegger's Fresh Bagel Bakery Affiliate Franchise Agreement. The Franchise Agreement for all Bakeries to be developed during the term of this Agreement shall be in the form of Exhibit C to this Agreement. The Franchise Agreement for each additional Bakery developed during the period of any renewal of this Agreement, if any, shall be in the form being offered by Franchisor to new franchisees at the time the first Bakery is developed during such renewal period, the terms of which may differ from the terms of Exhibit C. The Franchise Agreement for each Bakery shall be executed by Developer upon Franchisor's approval of the site for the Bakery pursuant to
Section 4.1 below. Notwithstanding the foregoing, through any renewal term of this Agreement, the transfer provisions set forth in Section 14 of the Franchise Agreement attached as Exhibit C shall be included in and supersede such similar provisions in the then current Franchise Agreement for Bakeries developed after the initial term.

     1.3 During the initial term of this Agreement, Developer shall have no obligation to develop Bakeries in the Development Area, but shall be free to develop as many as it chooses, consistent with the terms of this Agreement.

     1.4 During the term of this Agreement or any renewals hereof, Franchisor and its affiliates shall not, anywhere within the Development Area, (1) establish or operate (directly or through an affiliate) a Bakery, franchise others to establish or operate a Bakery, (2) sell or distribute under the "BRUEGGER'S" name any of the items designated as "Core Products" from time to time in Franchisor's confidential operations manuals, or (3) sell or distribute or license others to sell or distribute under any name or mark other than the Proprietary Marks any items described as "Core Products" from time to time in Franchisor's confidential operations manuals at any location inside the Development Area, except that Franklin County Cheese Corporation, its affiliates, successors and assigns may sell Direct Set Cream Cheese and other bagel spreads anywhere inside or outside the Development Area under any name or mark other than the Proprietary Marks. Franchisor and its affiliates retain the rights, among others: (a) to establish, and franchise others to establish, Bruegger's Fresh Bagel Bakeries in any location outside the Development Area; and (b) to sell and distribute, and license others to sell and distribute, food products including, but not limited to, cream cheese products and other bagel spreads under the "BRUEGGER'S" name (or under any other name), directly or indirectly, through supermarkets, delicatessens, specialty food stores, convenience stores, and other wholesale and retail food stores, at any location outside the Development Area.

     1.5 This Agreement does not grant Developer any right to use the Proprietary Marks or the System. All rights to use the Proprietary Marks and the System are granted solely under the terms of the Franchise Agreement. Developer acknowledges that it will have no right under this Agreement or under any Franchise Agreement to subfranchise any other person or legal entity to use the Proprietary Marks or the System.

2.   TERM

     2.1 Unless sooner terminated as provided herein, the term of this Agreement shall expire March 29, 2024.

3.   DEVELOPMENT FEE

     3.1 In consideration of the development rights granted herein, Developer shall pay Franchisor a Development Fee of One Dollar ($1.00), receipt of which is hereby acknowledged.

4.   SITE SELECTION

     4.1 Developer, at its sole expense, shall identify and obtain a site for each Bakery to be developed hereunder and, if applicable, for each bagel dough manufacturing site. Before acquiring a site by lease or purchase, Developer shall submit to Franchisor such information and materials as Franchisor may reasonably request to evaluate the site. After receipt of such information and materials, Franchisor, in its reasonable discretion, shall approve or refuse to approve the proposed site. Franchisor shall either approve or reject a proposed site not later than fifteen (15) Business Days after receipt of all information and materials reasonably requested pursuant to this Section 4.1. In evaluating a proposed site, the Franchisor shall consider site standards established by then existing Bakeries that, during the immediately preceding twelve month period, have experienced sales volumes above the median for the System. A site shall be deemed to have received Franchisor's approval unless it has been rejected in writing by Franchisor within such fifteen (15) Business Day period. The site approved (or deemed approved) by Franchisor shall be the "Approved Location" referred to in the Franchise Agreement. Notwithstanding the foregoing, any Bakeries operated in the Development Area by Developer as of the date this Agreement is executed shall be deemed Approved Locations. For purposes of this Agreement, "Business Days" shall be any days except Saturday, Sunday or the following national holidays: New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas.

     4.2 With respect to both Bakeries and bagel dough manufacturing sites, Franchisor shall furnish to Developer the following:

          4.2.1 Site selection guidelines and criteria, and such site selection counseling and assistance as Franchisor may deem advisable;

          4.2.2 Such on-site evaluations, if any, as Franchisor may deem advisable in response to Developer's request for Franchisor's approval of a proposed site; and

          4.2.3 Franchisor's representative plans and specifications for construction of a Bakery and, if applicable, a bagel dough manufacturing site, including exterior and interior design and layout plans.

     4.3 If Developer will occupy the premises of a Bakery and/or a bagel dough manufacturing site (if separate from the Bakery) under a lease, Developer shall, prior to the execution of the lease, submit the lease to Franchisor for its written approval which shall not be unreasonably withheld. Developer shall use commercially reasonable efforts to negotiate a lease for the premises of each Bakery that includes all of the following terms and conditions:

          4.3.1 That the lessor consents to Developer's use of such Proprietary Marks and signage as Franchisor may prescribe for the Bakery or the bagel dough manufacturing site, as the case may be;

          4.3.2 That the use of the premises be restricted solely to the operation of the Bakery (or bagel dough manufacturing site, as the case may be) and any ancillary uses connected to the operation of the Bakery (or dough manufacturing site, as the case may be) during the term of the Franchise Agreement, as it may be extended in accordance with its terms;

          4.3.3 That Developer be prohibited from subleasing or assigning all or any part of its occupancy rights or from extending the term of or renewing the lease without Franchisor's prior written consent which shall not be unreasonably withheld; provided, however, such consent shall not be necessary to extend the term or renew the lease so that it continues for a term not longer than the then existing term of the Franchise Agreement for such location;

          4.3.4 That the lessor provide to Franchisor copies of all notices of default given to Franchisee under the lease;

          4.3.5 That Franchisor have the right to enter the premises to make modifications necessary to protect the Proprietary Marks or the System or to cure any default under the applicable Franchise Agreement or under the lease;

          4.3.6 That Franchisor (or Franchisor's designee) have the option, upon default, expiration, or termination of the applicable Franchise Agreement, and upon notice to the lessor, to assume all of Developer's rights and obligations under the lease, including any right to assign or sublease; provided, however, that Franchisor shall not exercise any renewal options under the lease unless it obtains a release from the lessor of any personal guarantees given by Nordahl L. Brue or Michael J. Dressell and of other guaranties given by entities owned or controlled by Nordahl L. Brue or Michael
J. Dressell, for any renewal period; and

          4.3.7 That the tenant under the lease have the right to remodel the premises without the prior approval of the lessor.

     4.4 Developer shall furnish Franchisor with a copy of each executed lease within ten (10) days after its execution.

     4.5 Notwithstanding the terms of any Franchise Agreement executed pursuant to this Agreement, Developer shall not be required to pay an initial franchisee fee or a transfer fee to Franchisor based upon an approved request by Developer for consent to change the location of an existing Bakery to a new location within the Development Area. In all other respects, such a request shall be treated as a request for a new site pursuant to this Section 4.

5.   TRAINING OF DEVELOPER EMPLOYEES

     After the first Bakery developed hereunder opens for business, Developer shall have the right to fulfill Franchisor's responsibility under each Franchise Agreement to conduct training for each manager, assistant manager, and baker of a Bakery, provided that the content and administration of Developer's training program are at least equal to those of Franchisor's training program and are approved in advance by Franchisor. Franchisor shall have the right to review Developer's training program periodically to ensure its quality and to verify that managers, assistant managers, and bakers are being trained in a timely and satisfactory manner. Franchisor shall notify Developer of any deficiencies in the training program. If Developer fails to cure such deficiencies within a reasonable time, Franchisor may revoke its approval of the training program and require all Bakery managers, assistant managers, and bakers to attend training conducted by Franchisor, until such time as the deficiencies in Developer's program have been corrected to Franchisor's satisfaction.

6.   OPERATIONS MANUALS

     Franchisor shall provide to Developer, on loan, for each Bakery and bagel dough manufacturing site developed hereunder, one set of Franchisor's confidential Operations Manuals, as they exist from time to time (the "Manuals"). The Manuals shall remain the sole property of Franchisor and shall be kept in a secure place at all times. Developer shall not photocopy, duplicate, record, or otherwise reproduce the Manuals or any of their contents without the prior written consent of Franchisor.

7.   CONFIDENTIAL INFORMATION

     7.1 Except as hereinafter provided, Developer shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of any other person or entity any confidential information, knowledge, trade secrets, or know-how which may be communicated to Developer or of which Developer may be apprised by virtue of Developer's activities under this Agreement. Developer may divulge such confidential information only: (i) to such of its employees and outside advisors as deemed necessary by Developer; and (ii) to Developer's contractors and prospective landlords with the prior written approval of Franchisor. All information, knowledge, trade secrets, know-how, techniques, and other data of Franchisor or its affiliates which Franchisor designates in writing as confidential shall be deemed confidential for purposes of this Agreement, except information which Developer can demonstrate came to its attention by lawful means prior to disclosure thereof by Franchisor, or which, at or after the time of disclosure by Franchisor to Developer, had become or later becomes a part of the public domain, through publication or communication by others.

     7.2 At Franchisor's request, Developer shall require its managers, bakers, assistant managers, commissary employees, administrative personnel and any other person to whom Developer wishes to disclose any confidential information of Franchisor to execute covenants that they will maintain the confidentiality of such information. Such covenants shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary with the independent right to enforce the covenants.

8.   CORPORATE REQUIREMENTS; FINANCIAL STATEMENTS

     8.1 If Developer is a corporation, Developer shall comply with the following requirements during the term of this Agreement:

          8.1.1 Developer shall furnish Franchisor with a copy of its Articles or Certificate of Incorporation, Bylaws, and any other corporate governing documents Franchisor may reasonably request, and any amendments thereto;

          8.1.2 Developer shall confine its activities, and its governing documents or a shareholder's agreement shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries and/or bagel dough manufacturing sites to be developed hereunder; provided, hereunder, that such restriction shall automatically terminate at the time Developer (or its parent or successor) files a registration statement with the Securities and Exchange Commission covering sales of its shares to the public.

          8.1.3 Until or unless Developer or a Holding Company (as defined in Section 9.3.5) issues securities pursuant to a Public Offering (as defined in
Section 9.3.5) in accordance with the terms of this Agreement, Developer shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Developer and shall furnish the list to Franchisor upon request.

     The transfer of ownership of shares represented by this Certificate is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.

     Reference is made to the provisions of the Development Agreement and to the Articles and Bylaws of the Corporation.

          8.1.4 Until such time as Developer or a Holding Company issues securities pursuant to a Public Offering in accordance with the terms of this Agreement, Developer shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Developer and shall furnish the list to Franchisor upon request.

          8.1.5 If Developer operated Bakeries before the effective date of this Agreement, then, notwithstanding the foregoing Sections 8.1.2 and 8.1.3, Developer shall not be in violation of this Agreement so long as Developer limits its activities exclusively to developing and operating Bakeries and restricts the transfer of its shares of stock to only those transfers authorized by this Agreement.

     8.2 If Developer is a partnership, Developer shall comply with the following requirements during the term of this Agreement:

          8.2.1 Developer shall furnish Franchisor with a copy of its partnership agreement and such other governing documents as Franchisor may reasonably request, and any amendments thereto.

          8.2.2 Developer shall include in its partnership certificate, if any, filed with the state in which Developer was formed a statement that the transfer of ownership of a partnership interest is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.

          8.2.3 Developer shall prepare and furnish to Franchisor, upon request, a list of all general and limited partners in Developer.

     8.3 If Developer is a limited liability company, Developer shall comply with the following requirements during the term of this Agreement:

          8.3.1 Developer shall furnish Franchisor with a copy of its Certificate of Formation, limited liability company operating agreement, and any other entity governing documents as Franchisor might reasonably request, and any amendments thereto.

          8.3.2 Developer shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries to be developed hereunder;

          8.3.3 Developer's limited liability company operating agreement shall include provisions that state that the transfer of shares is subject to the terms and conditions of an Agreement with Franchisor.

          8.3.4 Until such time as Developer or a Holding Company issues securities pursuant to a Public Offering in accordance with the terms of this Agreement, Developer shall prepare and furnish to Franchisor, upon request, a list of all members of Developer.

     8.4 Developer shall furnish to Franchisor, within ninety (90) days after the end of each fiscal year of Developer, an income statement showing the results of Developer's operations during such fiscal year and a balance sheet as of the end of such fiscal year, both of which shall be prepared in accordance with generally accepted accounting principles and reviewed by an independent certified public accountant. If, however, the foregoing income statements and balance sheets are audited by an independent certified public accountant, then Developer shall furnish the audited income statements and balance sheets rather than the reviewed income statements and balance sheets. Franchisor shall use reasonable efforts to keep all such income statements and balance sheets confidential except as required by law.

     8.5 During the period that Nordahl L. Brue or Michael J. Dressell continues to own an interest in Developer, the income statements and balance statements provided pursuant to Section 8.3 of the Agreement may be audited or reviewed (as the case may be) by a certified public accountant who is not independent of the Developer, provided that Nordahl L. Brue or Michael J. Dressell personally certifies that each such income statement and balance sheet is complete, accurate and prepared in accordance with generally accepted accounting principles.

9.   TRANSFER OF INTEREST

     9.1 Franchisor shall have the right to transfer or assign this Agreement or any part of its rights or obligations herein to any person or legal entity.

     9.2 Developer understands and acknowledges that the rights and duties set forth in this Agreement are granted in reliance on the business skill, financial capacity, and personal character of Developer's present owners and management. Accordingly, except as specifically provided in Section 9.3: (i) neither Developer nor any Holding Company may issue any capital stock of the Developer or the Holding Company and (ii) no holders of any capital stock of the Developer or the Holding Company (collectively the "Holders" and individually a "Holder"), may sell, assign, transfer, convey, or give away any such capital stock, in each case without receiving the prior written consent of the Franchisor. In addition, neither the Developer nor any Holding Company shall assign, transfer, convey or give away any interest in this Agreement without the prior written consent of Franchisor (except as specifically provided in Section 9.3). Developer shall notify Franchisor in writing of any proposed transfer at least thirty (30) days before any transfer is to take place, and shall provide such information and documentation relating to the proposed transfer as Franchisor may reasonably request. Any purported assignment or transfer not effected in compliance with this Agreement shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may immediately terminate this Agreement without opportunity to cure pursuant to Section 10.2 of this Agreement; provided, however that failure to provide the notice referred to above shall not give rise to termination if the other conditions of this

Section 9 shall have been satisfied, unless Developer shall fail to give this notice three (3) times during any twelve month period, or four (4) times during the term of this Agreement.

     9.3  Notwithstanding any other provision of this Section 9:

          9.3.1 Franchisor acknowledges that Developer is currently party to financing arrangements that require the pledge and assignment as collateral of this Agreement, the leases for the Approved Locations, the Franchise Agreements executed pursuant to this Agreement, other personal property assets, and any and all interest of Developer therein, and some or all of the outstanding stock of Developer, all as security for any loan, guarantee or other obligation;

          9.3.2 Franchisor hereby agrees that, without further consent from Franchisor, Developer may pledge, assign as collateral with right of reassignment, or otherwise encumber this Agreement, any and all Franchise Agreements executed pursuant to this Agreement, the leases for any of the Approved Locations, any and all other collateral of the Developer, and any interest of Developer therein, as security for any loan, guarantee or other obligation;

          9.3.3 Franchisor hereby agrees that, without further consent from Franchisor, Developer or any individual, partnership, corporation or other legal entity which directly or indirectly owns any interest in Developer, may pledge or otherwise encumber any ownership interest in Developer as security for a loan, guarantee or other obligation;

          9.3.4 No prior written consent under Section 9.2 shall be required and no right of first refusal under Section 9.4 shall be available to Franchisor with respect to (i) any transfers, assignments or sales of securities by any Holder aggregating less than 20% of the securities held by Holder; provided no such transferee shall be deemed a Holder for purposes of further transfers pursuant to this subsection (i); (ii) any transfers, assignments or sales by a Holder to spouses or lineal descendants or to trusts or other fiduciaries for the benefit of spouses or lineal descendants of such Holder; (iii) any transfers, assignments or sales of securities by any party who is a Holder as of the date of this Agreement to any other Holder; (iv) any merger, acquisition or other reorganization involving the Developer in which securities owned by a Holder are in substantial part exchanged for or converted into securities of another entity; (v) any transfers to persons or entities who are stockholders or affiliates of a Holder as of the date of this Agreement (including other entities controlled by persons or entities who are affiliates of the Holders as of the date of this Agreement) or, if the Holder is a partnership, to existing partners of such Holder; (vi) any transfers, assignments or sales to employees of Developer pursuant to an incentive plan adopted by Developer, provided that the securities authorized for issuance under such plan at any time shall not exceed 25% of Developer's total outstanding securities; (vii) any transfers mandated by federal or state law or regulation; or (viii) any bona fide transaction not intended to avoid the provisions hereof in which any Holder merges or consolidates with a person or sells all or substantially all of its assets (including the shares of common stock owned by it at such time) to such a person in exchange for securities of such person, or any transfer by a Holder to a person which the

Holder controls, is controlled by or is under common control with; provided, however, that, except in the case of Section (vii) above, Nordahl L. Brue and Michael J. Dressell, or either of them and their respective spouses or lineal descendants, shall continue to own beneficially at least five percent (5%) of the total outstanding securities of Developer, or of the entity that owns and controls Developer, and further provided that, prior to the consummation of the transfers described in Sections (i) through (vi) and (viii) and (ix) inclusive, such transferees agree to be bound by the terms and conditions of this Agreement by executing and delivering to each party hereto their agreements to that effect.

          9.3.5 Either Developer or any partnership, corporation, or other legal entity which directly or indirectly owns any interest in Developer (a "Holding Company") may issue securities of either Developer or such Holding Company by means of a registered public offering (a "Public Offering") at any time after December 31, 1997. In the event of a Public Offering, the Franchisor shall reasonably cooperate with the Developer and/or the Holding Company in connection with such Public Offering. No prior written consent under Section
9.2 and no right of first refusal under Section 9.4 shall be available to Franchisor in connection with a Public Offering.

          9.3.6 No prior written consent under Section 9.2 shall be required and no right of first refusal under Section 9.4 shall be available to Franchisor with respect to any sale, transfer, assignment or conveyance of securities of the Developer or the Holding Company by either Developer or the Holding Company or by any Holder which does not result in a Change of Control of Developer or the Holding Company and which is not proposed to be made to a direct competitor of Franchisor in the fresh bagel bakery business.

          9.3.6.1 As used in this Section 9.3.6, a "Change of Control" shall mean the occurrence of any of the following: (i) a sale or other disposition, in one or a series of transactions, of all or substantially all of the assets of Developer or the Holding Company other than to an Affiliate of the Developer or the Holding Company; (ii) any person, persons or entity (other than a Permitted Holder) becomes the beneficial owner of 40% or more of the outstanding equity of the Developer or the Holding Company; or (iii) any transaction in which, after giving effect thereto, the Permitted Holders cease to own at least 60% of the outstanding equity in Developer; (iv) the Developer or the Holding Company engages in any merger, consolidation, sale of capital stock or any other transaction with any other person or entity, with the effect that after the transaction, the Permitted Holders own, directly or indirectly, in the aggregate less than 60% of the outstanding equity of (x) the Developer or the Holding Company, as applicable, if the Developer or the Holding Company, as applicable, is the surviving entity, or (y) the surviving or resulting entity if the Developer or the Holding Company is not the surviving entity, in each such case immediately after the transaction; or (v) any transfer, assignment, sale or disposition of the equity of Developer or the Holding Company that causes the percentage ownership of an Operator or a successor Operator reasonably satisfactory to Franchisor to be less than two percent (2%) of the total outstanding securities of Developer or of the Holding Company. As used in this
Section 9.3.6.1, "Affiliate" means with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person;

"Permitted Holder" means any person, partnership, corporation or other legal entity which as of the date of this Agreement directly or indirectly owns an interest in Developer or the Holding Company and any of their Affiliates; and "Operator" shall be the individual responsible for the operations of all Bakeries developed pursuant to this Agreement.

          9.3.7 Except as provided in Section 9.3.3, neither Developer nor Holding Company may offer or sell securities by means of a Public Offering; provided, however,

          9.3.8 None of the transfers provided for in this Section 9.3 shall trigger the right of first refusal set forth in Section 9.4 of this Agreement or the transfer fee set forth in Section 9.6.5 of this Agreement;

          9.3.9 Franchisor shall, upon reasonable request from Developer, execute and deliver to Developer such written approvals and acknowledgements consistent with this Section 9.3 as shall be reasonably requested from time to time for delivery to prospective assignees or transferees of Developer or its owners.

     9.4 Franchisor shall have the right, exercisable within thirty (30) days after receipt of written notice of a proposed transfer pursuant to Section 9.2, but not including those transfers permitted without Franchisor's consent under
Section 9.3, to purchase the interest proposed to be transferred by sending written notice to the transferor, as follows:

          9.4.1 If the transfer is proposed to be made pursuant to a sale of the assets or equity of Developer or Holding Company to a third party, Franchisor may purchase the interest on the same terms and conditions offered by the third party. Closing on such purchase shall occur within forty-five (45) days from the date of notice to the seller of the election to purchase by Franchisor. If the consideration, terms and/or conditions offered by a third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser shall be designated by Franchisor, at Franchisor's expense, and the determination of the appraiser shall be binding on both parties. Any material change thereafter in the terms of the offer from a third party shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of the third party's initial offer.

          9.4.2 If such transfer is proposed to be made for less than full consideration, Franchisor shall designate an independent appraiser to determine the fair market value of the interest proposed to be transferred. Franchisor shall pay the entire expense of the appraisal. Franchisor may purchase such interest at the fair market value determined by the appraiser. Closing on such purchase shall occur within forty-five (45) days after notice from Franchisor to the transferor of the appraiser's determination of fair market value.

     9.5 Except as provided in Section 9.3, if Franchisor's right of first refusal arises under Section 9.4, but Franchisor fails to exercise such right, then the proposed transferor may complete the transfer after obtaining any consent in writing from Franchisor required under Section 9.2. Except as hereinafter provided, Franchisor shall not unreasonably withhold its consent to a proposed transfer. Franchisor may, however, withhold consent, in its sole discretion, to the transfer if such transfer is not made in conjunction with a simultaneous transfer of all comparable interests held by the transferor in all Franchise Agreements executed pursuant to this Agreement.

     9.6 In those instances in which Franchisor's consent is required for a transfer, Franchisor may require any or all of the following conditions to such consent:

          9.6.1 All of Developer's accrued monetary obligations to Franchisor and its affiliates shall have been satisfied;

          9.6.2 Developer shall not at the time of transfer be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Developer and Franchisor or its affiliates or any Franchise Agreement executed pursuant to this Agreement;

          9.6.3 The transferor and Franchisor shall have executed mutual general releases, in a form reasonably satisfactory to Franchisor, of any and all claims against each other and the affiliates of each other, and the respective and its officers, directors, shareholders, and employees of each other, in their corporate and individual capacities;

          9.6.4 If the transfer is made by the Developer rather than a person or entity owning an interest in the Developer, the transferee shall enter into a written assignment, in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Developer's obligations under this Agreement;

          9.6.5 If a transfer, alone or together with previous, simultaneous, or proposed transfers, would have the effect of changing control of Developer or of the rights granted under this Agreement, Developer shall pay a transfer fee of Five Thousand Dollars ($5,000) plus Franchisor's reasonable expenses for outside services associated with reviewing the application to transfer, including, but not limited to, reasonable attorneys' fees; provided, however, no transfer fee or expense reimbursement shall be due in connection with an assignment of any interest in Developer or this Agreement between Michael J. Dressell and Nordahl L. Brue. Notwithstanding any provision in the Development Agreement or any Franchise Agreement, in the event Franchisor approves of a simultaneous transfer of the Development Agreement and more than one Franchise Agreement to a single transferee, or an affiliated group of transferees or a sale of control of Developer or the Holding Company, Developer shall pay a total transfer fee of $5,000.00 regardless of the number of Franchise Agreements or Bakeries transferred, plus Franchisor's reasonable expenses for outside services associated with reviewing the application to transfer, including but not limited to, reasonable attorneys' fees.

     9.7 Except with respect to transfers allowable without Franchisor's consent under Section 9.3, the executor or personal representative of a person with an interest in Developer shall transfer such person's interest to a third party approved by Franchisor within a reasonable time after the date of such
person's death or declaration of such person's mental incapacity.   Except as
provided in Section 9.3 above, such transfers shall be subject to Franchisor's right of first refusal under Section 9.4, or if such right is not exercised, the same conditions as any inter vivos transfer under Section 9.6. In the case of
                       ----- -----
transfer by bequest, if the beneficiaries are unable to meet the conditions of this Section 9, the executor shall transfer the deceased's interest to another party approved by Franchisor within a reasonable time, subject to all the terms and conditions for transfers contained in this Section 9. If the interest is not disposed of within two (2) years from the date of death or appointment of a personal representative, Franchisor may terminate this Agreement by written notice.

     9.8 Franchisor's consent to a transfer shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferor or transferee.

     9.9 In the event Developer or Holding Company shall attempt to obtain funds by the sale of securities in Developer or Holding Company in accordance with the provisions of this Agreement, Developer agrees to submit any written information related to the System, the Bakeries, this Agreement or any other aspect of the franchised business to Franchisor for review and approval prior to its inclusion in any offering material, which approval may be withheld on any reasonable basis; provided, however, Franchisor may not reject information that must be included to comply with applicable state and federal securities laws. Franchisor shall use reasonable efforts to respond promptly to any and all requests for approval of such offering materials. No offering by Developer or the Holding Company shall imply in any way that Franchisor is participating in an underwriting, issuance, or offering of securities of either Developer or Franchisor. Furthermore, Developer may not use the Proprietary Marks in connection with the offering material, except that in limited circumstances as approved by Franchisor, which consent shall not be unreasonably withheld, Developer may use the "Bruegger's" name and the "Bruegger's" and "Bruegger's Fresh Bagel Bakery" trademarks in such offering materials for the purpose of identifying the business of Developer including use of a photograph of a Bakery, subject to Franchisor's consent, which shall not be unreasonably withheld. In addition, neither Developer, nor the affiliated entity that seeks to offer securities for sale, shall have a name that is substantially similar to "Bruegger's" or otherwise creates a likelihood of confusion to the public between Developer, or the affiliated entity who seeks to sell securities, and Franchisor. Franchisor's review of any offering material shall be limited to the subject of the relationship between Developer and Franchisor and to the compliance with this Section 9.9. Developer must fully indemnify Franchisor in connection with the offering. For each proposed offering, Developer shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000) to reimburse Franchisor for its costs and expenses associated with reviewing the proposed offering. Developer shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering.

     9.10 The restrictions on transfer and Franchisor's rights of first refusal set forth in this Section 9 shall terminate upon the filing of a registration statement with the Securities and Exchange Commission by Developer or a Holding Company; provided such registration filing is effected in accordance with the terms of this Agreement.

     9.11 Franchisor and Developer hereby agrees that the provisions set forth in this Section 9 shall also apply with respect to any proposed transfer otherwise subject to restriction under any Franchise Agreement executed pursuant to this Agreement. Consequently, the provisions of this Section 9 supersede any conflicting or contrary provisions set forth in any Franchise Agreement executed by Developer pursuant to this Agreement.

10.  DEFAULT AND TERMINATION

     10.1 Developer shall be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer becomes insolvent or makes a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Developer or such a petition is filed against Developer and not opposed by Developer; if Developer is adjudicated as bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer; if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law is instituted by or against Developer; if a final judgment remains unsatisfied or of record for sixty (60) days or longer (unless supersedeas bond is filed); if Developer is dissolved; if execution is levied against Developer's business or property; if suit to foreclose any lien or mortgage against the premises or equipment of any Bakery developed hereunder is instituted against Developer and not dismissed within sixty (60) days (except a mechanic's or materialman's lien with respect to which Developer has a good faith dispute regarding the amount due, provided Developer has set aside sufficient funds to satisfy the obligation); or if the real or personal property of any Bakery developed hereunder is sold after levy thereupon by any sheriff, marshall, or constable.

     10.2 Franchisor shall have the right to terminate this Agreement, effective immediately upon the receipt of written notice by Developer, if any of the following events occurs:

          10.2.1 In the event of any transfer of an interest in Developer or in this Agreement which does not comply with Section 9 of this Agreement, or any transfer of an interest in Developer by intestate succession to an heir who is unable to meet the conditions of Section 9; or

          10.2.2 If Developer, or any entity which controls Developer, becomes a publicly-held corporation in violation of the terms of Sections 9.3.5 or 9.9 of this Agreement.

     10.3 If Developer fails to cure any default of any other provision of this Agreement within thirty (30) days after receiving written notice of default from Franchisor, this Agreement shall terminate at the end of such thirty-day period without further notice from Franchisor. Except as provided in Sections 10.1 and 10.2, Franchisor may terminate this Agreement only in the event of a default by Developer, and only by giving Developer written notice of termination stating the nature of the default at least thirty (30) days prior to the effective date of termination. If the default is not cured to Franchisor's reasonable satisfaction within the thirty-day period (or such longer period as applicable law may require or as may be reasonably practical, provided Developer diligently prosecutes such cure to completion), this Agreement shall terminate without further notice to Developer, effective at the end of the thirty-day period (or such longer period as this Section 10.3 shall provide).

     10.4 Upon termination of this Agreement, Developer shall have no right under this Agreement to establish or operate any Bakery for which a Franchise Agreement has not been executed by the parties prior to termination; and Franchisor shall be entitled to establish, and to franchise others to establish, Bakeries at any location in the Development Area except as may be otherwise provided under the exclusivity provisions of any Franchise Agreement which remains in effect between Franchisor and Developer.

     10.5 No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or in equity.

11.  COVENANTS

     11.1 Developer acknowledges that, pursuant to this Agreement, Developer will receive valuable confidential information, including, without limitation, information regarding the site selection, marketing, and food preparation techniques of Franchisor and the System. Developer covenants that, during the term of this Agreement, Developer shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or legal entity:

          11.1.1 Divert or attempt to divert any present or prospective business or customer of any Bakery to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System; provided, however, if this provision is violated by an employee of Developer who does not own either equity or stock appreciation rights in Developer, then this default shall be deemed cured if the employee's employment with Developer is terminated;

          11.1.2 Employ or seek to employ any person who is at that time employed by Franchisor or who was employed by Franchisor within the preceding three (3) months, or otherwise directly or indirectly induce such person to leave his or her employment with Franchisor; or

          11.1.3 Own, manage, operate, engage in, be employed by, provide any assistance to, or have any interest in (as owner or otherwise) any other business whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar value.

     11.2 Developer covenants that, except as otherwise approved in writing by Franchisor, Developer shall not, for one (1) year after the expiration or termination of this Agreement or the approved transfer of this Agreement to a new developer, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity, own, maintain, operate, engage in, be employed by, provide assistance to, or have any interest in any business (i) whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, and (ii) which is, or is intended to be, located within the Development Area, except pursuant to a Franchise Agreement with Franchisor.

     11.3 Sections 11.1.3 and 11.2 shall not apply to ownership by Developer of a less than five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held corporation or to operation of one or more Bakeries pursuant to Franchise Agreements with Franchisor.

     11.4 Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 11.1 and 11.2 of this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof; and Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of
Section 16.1 hereof.

     11.5 Developer agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section 11. Developer agrees to pay all costs and expenses incurred by Franchisor in enforcing this Section 11, including, but not limited to, reasonable attorneys fees.

     11.6 Developer acknowledges that Developer's violation of the terms of this
Section 11 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Developer accordingly consents to the issuance of an injunction prohibiting any conduct by Developer in violation of the terms of this Section 11. Such injunctive relief shall be in addition to any other remedies Franchisor may have.

     11.7 At Franchisor's request, Developer shall obtain and furnish to Franchisor executed covenants similar in substance to those set forth in this
Section 11 (including covenants applicable upon the termination of an individual's relationship with Developer) from any or all officers and directors of Developer. Every covenant required by this Section 11.7 shall be in a form reasonably satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary with the independent right to enforce the covenant.

     11.8 Franchisor covenants that, during the term of this Agreement, Franchise shall not, directly or indirectly, or through or on behalf of, or in conjunction with any person or legal entity, employ or seek to employ any person who is at that time employed by Developer or who was employed by Developer within the preceding six (6) months, or otherwise directly or indirectly induce such person to leave his or her employment with Developer.

     11.9 Franchisor covenants that it possesses all corporate power necessary to enter into this Agreement, to grant Developer the rights granted herein and to perform the transactions contemplated hereunder.

12.  NOTICES

     All notices pursuant to this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or delivered or sent by another method which affords the sender evidence of receipt or attempted delivery, to the respective parties at the following addresses, unless and until a different address has been designated by written notice to the other party:

     Notices to Franchisor:        Bruegger's Franchise Corporation
                                   159 Bank Street
                                   P.O. Box 374
                                   Burlington, Vermont 05402
                                   Attn: Vice President of Development

     With a copy to:               Nordahl L. Brue, Esq.
                                   Sheehey Brue Gray & Furlong P.C.
                                   119 South Winooski Avenue
                                   P.O. Box 66
                                   Burlington, Vermont 05402

     Notices to Developer:         Mr. J. Krut Schreck
                                   NORSTAR BAGEL BAKERIES, INC.
                                   1433 E. Franklin Avenue, Suite 3B
                                   Minneapolis, MN 55404

     With a copy to:               Mr. Steven P. Schonberg
                                   Champlain Management Services, Inc.
                                   159 Bank Street
                                   P.O. Box 1082
                                   Burlington, Vermont 05402

Any notice sent or delivered which affords the sender evidence of receipt or attempted delivery shall be deemed to have been given and received at the date and time of receipt or attempted delivery.

13.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     13.1 It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them; that Developer is an independent contractor; and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     13.2 Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

     13.3 Nothing in this Agreement authorizes Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name. Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, nor shall Franchisor be liable by reason of any act or omission of Developer or any claim or judgment arising therefrom against Developer or Franchisor. Developer shall hold harmless and indemnify Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees against any claim arising directly or indirectly from, as a result of, or in connection with Developer's activities hereunder, as well as the costs of defending against any such claim, except to the extent the claim is caused by Franchisor's breach of its obligations under this Agreement.

14.  APPROVALS AND WAIVERS

     14.1 Whenever this Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor therefor, and, except as may be otherwise expressly provided herein, such approval or consent must be obtained in writing and signed by an officer of Franchisor. Franchisor shall respond to each such request in writing not later than thirty (30) days after receipt of the request for such approval or consent.

     14.2 Franchisor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer by providing any waiver, approval, consent, or suggestion to Developer in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     14.3 No delay or failure of either party to exercise any right reserved to it in this Agreement or to insist upon strict compliance by the other party with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to exercise such right or to demand exact compliance by the other party with any of the terms hereof. Waiver by either party of any particular default by the other shall not affect or impair said party's rights with respect to any subsequent default of the same, similar, or different nature. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Developer of any of the terms, covenants, or conditions of this Agreement.

15.  SEVERABILITY AND CONSTRUCTION

     15.1 If, for any reason, any provision of this Agreement is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement as may remain otherwise intelligible. The latter shall continue to be given full force and effect and bind the parties hereto, and the invalid provision(s) shall be deemed not to be a part of this Agreement.

     15.2 Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor, and such of their successors and assigns as may be contemplated by Section 9 above, any rights or remedies under or by reason of this Agreement.

     15.3 Any provision or covenant of this Agreement which expressly or by reasonable implication imposes obligations after the expiration or termination of this Agreement shall survive such expiration or termination.

     15.4 Developer and Franchisor agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement, that may result (i) from striking from any of the provisions hereof any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final decision to which either Franchisor or Developer is a party, or (ii) from reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.

16.  ENTIRE AGREEMENT

     16.1 This Agreement, the documents referred to herein, and the Exhibits attached hereto constitute the entire agreement between Franchisor and Developer concerning the subject matter hereof and supersede all prior agreements, negotiations, representations, and correspondence concerning the same subject matter. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless agreed to in writing by the parties and executed by their authorized officers or agents.

     16.2 This Agreement shall be governed by the laws of the state in which Franchisor has its principal place of business from time to time. In the event of any conflict of law, the laws of such state shall prevail, without regard to the application of such state's conflict of law rules.

     16.3 Any action (whether or not arising out of this Agreement) brought by Developer against Franchisor in any court, whether federal or state, shall be brought, and any action brought by Franchisor against Developer may be brought, within the judicial district in which Franchisor has its principal place of business. The parties hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

     16.4 No right or remedy conferred upon or reserved to Franchisor or Developer by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     16.5 Nothing herein contained shall bar either party's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

     16.6 Any and all claims and actions arising out of or relating to this Agreement or the relationship of Developer and Franchisor, brought by either party against the other, shall be commenced within one year from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

     16.7 Developer and Franchisor irrevocably waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other. Developer and Franchisor hereby waive to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

17.  APPLICABLE LAW; ARBITRATION

     17.1 This Agreement shall be governed by the laws of the state in which Franchisor has its principal place of business from time to time. In the event of any conflict of law, the laws of such state shall prevail, without regard to the application of such state's conflict-of-law rules.

     17.2 Except as provided in Sections 17.3 and 17.9, any claim or controversy arising out of or related to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void), the relationship between Franchisor and Developer, or Developer's operation of the Bakery shall be submitted to arbitration pursuant to the then-prevailing rules of the American Arbitration Association, except as such rules may be modified by the following:

          17.2.1 Franchisor and Developer shall each select one arbitrator. The arbitrators selected by Franchisor and Developer shall jointly select a neutral third arbitrator, who shall chair the panel and shall be an attorney in good standing with substantial expertise and experience in commercial disputes involving franchising or trade regulation.

          17.2.2 The arbitrators shall determine, consistent with the parties' objectives to avoid undue expense and delay, the types, amount, and timing of discovery to be provided by the parties.

          17.2.3 The arbitrators shall not entertain or permit any class or consolidated proceeding.

          17.2.4 The arbitrators' fees shall be borne equally by the parties. Except as provided in Section 17.2.5, all other costs and expenses in connection with the arbitration shall be borne by the party who incurs such expense or who requests a service (such as, but not limited to, a transcript of the arbitration proceeding).

          17.2.5 The decision of a majority of the arbitrators shall be final and binding on the parties, and the arbitrators' award shall be the exclusive remedy between the parties with respect to all claims, counterclaims, and issues presented or pled to the panel. The arbitrators may award injunctive relief as well as damages, but they shall have no authority to award punitive or exemplary damages. Any monetary award shall be paid promptly, without deduction or offset. Judgment upon the award may be entered in any court having jurisdiction thereof. If the award is upheld by a court of competent jurisdiction in a proceeding by either party to enforce the award or to challenge the award, the party challenging the award or resisting its enforcement shall pay, to the extent permitted by law, all reasonable costs, legal fees, and expenses incurred by the party defending the award or seeking its enforcement.

          17.2.6 The decision of the arbitrators shall have no collateral estoppel effect with respect to any person or entity who is not a party to the arbitration proceeding.

     17.3 Unless otherwise agreed by Franchisor and Developer at the time of the dispute, Section 17.2 shall not apply to: (i) any claim or dispute involving actual or threatened disclosure or misuse of the contents of the Manuals, the Bagel Production Manual, or any other confidential information or trade secrets of Franchisor and its affiliates; (ii) any claim or dispute involving the ownership, validity, use of, or right to use or license the Proprietary Marks;
(iii) any action by Franchisor to enforce the covenants set forth in Section 11 of this Agreement; or (iv) any action by Franchisor to stop or prevent any threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Bakery or any facility in which Developer manufactures bagel dough.

     17.4 Any issue regarding arbitrability or the enforcement of Section 17.2 shall be governed by the Federal Arbitration Act and the federal common law of arbitration.

     17.5 Any arbitration proceeding or other action, whether or not arising out of this Agreement, brought by Developer against Franchisor shall be brought, and any arbitration proceeding or other action brought by Franchisor against Developer may be brought, in the judicial district in which Franchisor has its principal place of business. The parties hereby waive all questions of personal jurisdiction and venue for the purpose of carrying out this provision.

     17.6 Except as otherwise provided in this Section 17, no right or remedy conferred upon or reserved to Franchisor or Developer by this Agreement is exclusive of any other right or remedy provided herein or permitted by law or equity, but each shall be cumulative of every other right or remedy.

     17.7 Any and all claims and actions arising out of or relating to this Agreement, the relationship of Developer and Franchisor, or Developer's operation of the Bakery brought by either party against the other, whether in arbitration or any other proceeding, shall be commenced within eighteen months from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

     17.8 Franchisor and Developer irrevocably waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other. Franchisor and Developer hereby waive to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

     17.9 Nothing in this Agreement shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining specific performance, restraining orders, and preliminary injunctions.

     17.10 This Agreement shall supersede and replace any prior Agreement between Franchisor and Developer relating to the development of Bakeries in the Development Area.

18.  ACKNOWLEDGMENTS

     18.1 ACKNOWLEDGMENT OF ARBITRATION:

          I understand that this agreement contains an agreement to arbitrate certain specific issues. After signing this document, I understand that I will not be able to bring a lawsuit concerning any dispute that may arise which is covered by one of these arbitration agreements, unless it involves a question of constitutional or civil rights. Instead, I agree to submit any such dispute to an impartial arbitrator as set forth in this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BRUEGGER'S FRANCHISE CORPORATION        GOFER BAGELS, INC.


By: /s/   ????                          By: /s/ Steven P. Schuberg
   ------------------------                ------------------------

Title::_____________________            Title:_____________________


                                        NORSTAR BAGEL BAKERIES, INC

                                        By: /s/ Steven P. Schuberg
                                           ------------------------

                                        Title:VP Finance & Treasurer
                                              ----------------------

                                   EXHIBIT A

                                      to

                              AMENDED AND RESTATED
                         BRUEGGER'S FRESH BAGEL BAKERY
                        AFFILIATE DEVELOPMENT AGREEMENT



                               PROPRIETARY MARKS
                               -----------------

                                        Date
Registered Marks           Type      Registered        Reg. No.
----------------           ----      ----------        --------
BRUEGGER'S                 TM          11/22/88        1,513,741

THE BEST THING ROUND       SM          6/15/93         1,776,884

BRUEGGEROONS               TM          7/13/93         1,781,622

BRUEGGER'S LAST NIGHT'S
BAGELS AND DESIGN          TM          7/13/93         1,781,629

BRUEGGER'S BAGEL BAKERY
FRESH BAGELS AND DESIGN    SM          8/31/93         1,790,827

BRUEGGER'S FRESH BAGEL
BAKERY AND DESIGN          SM          8/31/93         1,790,828

BRUEGGER'S                 SM          9/7/93          1,792,050

                                   EXHIBIT B

                                       to

                              AMENDED AND RESTATED
                         BRUEGGER'S FRESH BAGEL BAKERY
                        AFFILIATE DEVELOPMENT AGREEMENT



                                DEVELOPMENT AREA
                                ----------------


     The Development Area shall be the following:

          The entire State of Minnesota.

                                   EXHIBIT C

                                       to

                              AMENDED AND RESTATED
                         BRUEGGER'S FRESH BAGEL BAKERY
                        AFFILIATE DEVELOPMENT AGREEMENT



                         AFFILIATE FRANCHISE AGREEMENT
                         -----------------------------



     The form of Affiliate Franchise Agreement for all Bakeries to be developed during the term of this Agreement is attached.

                         BRUEGGER'S FRESH BAGEL BAKERY

                         AFFILIATE FRANCHISE AGREEMENT

                         BRUEGGER'S FRESH BAGEL BAKERY

                         AFFILIATE FRANCHISE AGREEMENT



                               TABLE OF CONTENTS
                               -----------------

     Section                                                  Page
     -------                                                  ----
1.   GRANT...................................................... 2
2.   TERM AND RENEWAL........................................... 2
3.   DUTIES OF FRANCHISOR....................................... 4
4.   FEES....................................................... 4
5.   CONSTRUCTING AND OPENING THE BAKERY AND BAGEL DOUGH
     MANUFACTURING SITE......................................... 5
6.   TRAINING................................................... 6
7.   DUTIES OF FRANCHISEE....................................... 7
8.   PROPRIETARY MARKS..........................................11
9.   OPERATIONS MANUALS.........................................13
10.  CONFIDENTIAL INFORMATION...................................14
11.  ACCOUNTING AND RECORDS.....................................14
12.  ADVERTISING AND PROMOTION..................................16
13.  INSURANCE..................................................19
14.  TRANSFER OF INTEREST.......................................20
15.  DEFAULT AND TERMINATION....................................26
16.  OBLIGATIONS UPON TERMINATION OF EXPIRATION.................29
17.  COVENANTS..................................................31
18.  ORGANIZATION OF FRANCHISEE.................................33
19.  TAXES, PERMITS, AND INDEBTEDNESS...........................35
20.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION.................35
21.  APPROVALS AND WAIVER.......................................36
22.  NOTICES....................................................36
23.  ENTIRE AGREEMENT...........................................37
24.  SEVERABILITY AND CONSTRUCTION..............................37
25.  APPLICABLE LAW; ARBITRATION................................38
26.  ACKNOWLEDGEMENTS...........................................40


     EXHIBIT A  -  PROPRIETARY MARKS

                         BRUEGGER'S FRESH BAGEL BAKERY
                         AFFILIATE FRANCHISE AGREEMENT


     THIS AFFILIATE FRANCHISE AGREEMENT is entered into as of ________________, _____ by and between BRUEGGER'S FRANCHISE CORPORATION, a Delaware corporation ("Franchisor"), and ______________________________________________
("Franchisee").

     WHEREAS, Franchisor and its affiliates have developed a system relating to the preparation and promotion of distinctive bagels and cream cheese and the establishment and operation of restaurants specializing in the sale of the bagels, cream cheese, and other food and beverage items (the "System");

     WHEREAS, the distinguishing characteristics of the System include, without limitation, the sale of bagels and cream cheese products prepared in accordance with secret recipes and manufacturing processes owned by affiliates of Franchisor; distinctive exterior and interior restaurant design, decor, color scheme, fixtures, and furnishings; standards and specifications for ingredients, food preparation, equipment, supplies, and restaurant operations; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor and its affiliates from time to time;

     WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "BRUEGGER'S", as set forth in Exhibit A to this Agreement, and such other trade names, service marks, and trademarks as may hereafter be designated by Franchisor in writing for use in the System (the "Proprietary Marks");

     WHEREAS, Franchisee wishes to obtain the right to establish and operate a Bruegger's Fresh Bagel Bakery at the location specified in this Agreement;

     WHEREAS, Franchisor and Franchisee are parties to a Development Agreement dated _______________ ("Development Agreement") under which Franchisee has the right to develop Bruegger's Fresh Bagel Bakeries within a specific geographic territory that includes the location specified in this Agreement, and pursuant to which the parties are entering into this Agreement;

     WHEREAS, Michael J. Dressell and Nordahl L. Brue own interests in both Franchisor and Franchisee;

     NOW, THEREFORE, the parties agree as follows:

1.   GRANT
     -----

     1.1 Franchisor grants to Franchisee the exclusive right (to the extent described in Section 1.3), and Franchisee undertakes the obligation, on the terms and conditions set forth in this Agreement, to establish and operate one Bruegger's Fresh Bagel Bakery at the location specified in Section 1.2 below (the "Bakery") and to use the Proprietary Marks and the System solely in connection therewith. Franchisor further grants to Franchisee, subject to
Section 7.5 below, the right to use certain trade secrets of Franchisor's affiliates to manufacture bagel dough, solely for use in the Bakery.

     1.2 Franchisee shall operate the Bakery only at______________________ __________________________ (the "Approved Location").

     1.3 Neither Franchisor nor any of its affiliates shall establish or operate (directly or through an affiliate) a Bruegger's Fresh Bagel Bakery or franchise others to establish or operate a Bruegger's Fresh Bagel Bakery within an area determined by drawing a circle around the Bakery, which circle shall have the Bakery as its center, and which circle shall be the smaller of the following (the "Exclusive Area"):

             1.3.1    A circle with a one and one half (1.5) mile radius; or

             1.3.2 A circle that contains a population of thirty thousand persons, the radius of which circle shall be determined at such time or times as Franchisor communicates to Franchisee an intent to establish a Bruegger's Fresh Bagel Bakery or franchise others to establish a Bruegger's Fresh Bagel Bakery within one and one half (1.5) miles of the Bakery. For purposes of this Section 1.3.2, the population shall be the greater of the daytime population or the residential population.

     1.4 Franchisee acknowledges that, except as provided in Section 1.3 hereof, this Agreement does not grant or imply any protected area or territory for Franchisee or the Bakery. Except as set forth in the Development Agreement, so long as it remains in full force and effect, Franchisor and its affiliates retain the rights, among others: (a) to establish, and franchise others to establish, Bruegger's Fresh Bagel Bakeries in any location, outside the Exclusive Area; and (b) to sell and distribute, and license others to sell and distribute, food products (including, but not limited to, cream cheese products and other bagel spreads) under the "BRUEGGER'S" name (or under any other name), directly or indirectly, through supermarkets, delicatessens, specialty food stores, convenience stores, and other wholesale and retail food stores, at any location, outside of the Exclusive Area.

2.   TERM AND RENEWAL
     ----------------

     2.1 Unless sooner terminated as provided herein, the initial term of this Agreement shall expire on the earlier of:

             2.1.1    Twenty (20) years from the date first written above; or

             2.1.2 The final expiration of Franchisee's lease for the premises of the Bakery.

     2.2 Franchisee shall be entitled to renew the rights granted hereunder for additional terms of the lesser of ten (10) years or the remaining term (including any extensions) of the lease for the premises of the Bakery (the "Premises"), subject to the following conditions:

             2.2.1 Franchisee shall have given Franchisor written notice of Franchisee's election to renew not less than three (3) months nor more than nine
(9) months before the end of the then current term;

             2.2.2 Franchisee shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor or its affiliates, and Franchisee shall have substantially complied with such agreements throughout their respective terms;

             2.2.3 Franchisee shall have satisfied all monetary obligations owed by Franchisee to Franchisor and its affiliates, and shall have timely met those obligations throughout the initial term and all renewal terms of this Agreement;

             2.2.4 Franchisee shall execute the form of franchise agreement required by the Development Agreement, or if the term of the Development Agreement has expired, then Franchisee shall execute Franchisor's then-current form of renewal franchise agreement, which shall supersede this Agreement in all respects;

             2.2.4 Franchisee shall execute Franchisor's then-current form of renewal franchise agreement, which shall supersede this Agreement in all respects; provided, that the transfer provisions set forth in Section 14 of this Agreement shall be included in an shall supersede any similar provisions in the then-current form of renewal franchise agreement.

             2.2.5 Franchisee shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees, in their corporate and individual capacities relating to or arising out of the Bakery or this Agreement, about which Franchisee has knowledge or should have knowledge; and

             2.2.6 Franchisee shall comply with Franchisor's then-current qualification and training requirements for new franchisees.

3.   DUTIES OF FRANCHISOR
     --------------------

     3.1 Franchisor shall provide to Franchisee one set of Franchisor's representative plans for the construction and layout of a Bruegger's Fresh Bagel Bakery.

     3.2 Franchisor shall provide to Franchisee, on loan, one set of Franchisor's confidential operations manuals (the "Manuals").

     3.3 Franchisor shall provide to Franchisee, on loan, only upon written request pursuant to Section 7.5.2 below, one copy of Franchisor's confidential Bagel Production Manual.

     3.4 Franchisor shall provide a training program prescribed by Franchisor, for the persons required or permitted to attend training under
Section 6 of this Agreement.

     3.5 Franchisor shall provide such pre-opening and opening supervision and assistance as Franchisor deems advisable.

     3.6 Franchisor shall designate at least one supplier of Bruegger's Direct Set Cream Cheese and license such supplier or suppliers to use the secret recipes necessary to produce Bruegger's Direct Set Cream Cheese. If Franchisor obtains any agreements for the supply of Bruegger's Direct Set Cream Cheese for the benefit of the owners of all Bakeries in the System, Franchisee shall also be eligible to participate on a basis equivalent to other franchisees.

     3.7 In addition to the advertising and promotional materials produced by the advertising fund established by Franchisor for the System (the "Fund," as further described in Section 12 of this Agreement), Franchisor shall make available to Franchisee such advertising and promotional materials as Franchisor may elect to produce with Franchisor's own funds. Franchisor may charge a purchase price for such non-Fund materials equal to the costs to produce them.

     3.8 Franchisor shall provide to Franchisee from time to time, as Franchisor deems appropriate, advice and written materials concerning techniques of managing and operating the Bakery.

4.   FEES
     ----

     4.1 In consideration of the rights granted herein, Franchisee has paid to Franchisor an initial franchise fee of One Dollar ($1.00), receipt of which is hereby acknowledged, which is fully earned and non-refundable in consideration of the administrative and other expenses incurred by Franchisor and Franchisor's lost or deferred opportunity to enter into similar arrangements with others.

     4.2 Franchisee shall pay Franchisor a weekly royalty fee in an amount equal to four percent (4%) of the Gross Sales of the Bakery. As used in this Agreement, "Gross Sales" means all revenue from the sale of all products and all other income of every kind related to the Bakery whether for cash or credit, and regardless of collection in the case of credit. Gross Sales shall not include any sales taxes or other taxes collected from customers by Franchisee and paid directly to the appropriate taxing authority and shall not include any bona fide refunds. For purposes of this Agreement, unless otherwise designated by Franchisor in writing, a week begins on Wednesday and ends on the following Tuesday.

     4.3 Franchisee shall contribute weekly to the Fund the amount specified in Section 12.1 below.

     4.4 Franchisee shall designate an account at a commercial bank of its choice (the "Account") for the payment of weekly royalty fees and advertising fund contributions. Franchisee shall furnish the bank with such authorizations as may be necessary to permit Franchisor to make withdrawals from the Account by electronic funds transfer. On Monday of each week, Franchisor shall transfer from the Account an amount equal to the royalty fees and advertising contributions due from Franchisee based on Gross Sales for the preceding week. Franchisor shall furnish Franchisee with a written confirmation of each such transfer. Franchisee agrees to maintain sufficient funds in the Account to cover all royalty fees and advertising contributions payable to Franchisor at all times that such amounts become due and payable. If funds in the Account are insufficient to cover the amounts payable at the time Franchisor makes its weekly electronic funds transfer, the amount of the shortfall shall be deemed overdue, and Franchisee shall pay Franchisor, on demand, in addition to the overdue amount, daily interest on such amount from the date it was due until paid, at the rate of eighteen percent (l8%) per annum or the maximum rate permitted by law, whichever is less. Entitlement to such interest shall be in addition to any other remedies Franchisor may have.

     4.5 Franchisee shall pay all customary costs and fees associated with establishing the Account and authorizing Franchisor to access the Account for electronic transfers in accordance with this Agreement; provided, however, that Franchisor shall pay fees, if any, charged for each such electronic transfer and any extraordinary fees charged to establish the Account solely because the Account is accessible to electronic transfers.

5.   CONSTRUCTING AND OPENING THE BAKERY AND BAGEL DOUGH MANUFACTURING SITE
     ----------------------------------------------------------------------

     5.1 Franchisee shall construct and equip the Bakery and any facility in which Franchisee manufactures bagel dough pursuant to Section 7.5.2 below at Franchisee's own expense. Before commencing construction of the Bakery or any bagel dough manufacturing site, Franchisee, at its expense, shall employ a qualified architect and, if required by applicable governmental codes and regulations, a qualified engineer, to prepare architectural and engineering drawings and specifications for the Premises consistent with Franchisor's representative plans for a Bruegger's Fresh Bagel Bakery or a bagel dough
manufacturing site, as the case may be.   As requested by the Franchisor, the
drawings and specifications shall be submitted to Franchisor for approval. If Franchisor has not approved or rejected the drawings and specifications within fifteen (15) days after receipt of a complete set of drawings and specifications, then Franchisor's approval shall be deemed received. Once approved by Franchisor, the drawings and specifications shall not be changed or modified in any significant or material way without the prior written consent of Franchisor. For purposes of this Section 5.1, "Business Days" shall be any days except Saturday, Sunday or the following national holidays: New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving and Christmas.

     5.2 Franchisee shall obtain, at Franchisee's expense, all zoning classifications, permits, and clearances (including, but not limited to, certificates of occupancy and mall or strip center clearances) which may be required by federal, state, or local laws, ordinances, or regulations. Franchisee shall not be responsible for obtaining any approvals or registrations needed by Franchisor to enable Franchisor to offer franchises for sale.

     5.3 During the entire period of construction of the Bakery, Franchisee shall permit Franchisor and its agents to inspect the site at all reasonable times. Franchisee shall complete construction and installation of all furniture, fixtures, equipment, and signs in accordance with the final plans and specifications approved by Franchisor under Section 5.1 above, and shall notify Franchisor of the anticipated construction completion date.

     5.4 Franchisee shall open the Bakery within one (1) year after the date of this Agreement. If, however, through no fault of Franchisee, the Premises are damaged or destroyed prior to opening by an event such that repairs or reconstruction cannot be completed within sixty (60) days thereafter, then Franchisee shall have thirty (30) days after the event in which to apply for Franchisor's approval to relocate and/or reconstruct the Bakery, which approval shall not be unreasonably withheld, and if such period extends beyond the one
(1) year period described in this Section 5.4, then the one (1) year period shall be extended accordingly. The parties agree that time is of the essence in the opening of the Bakery.

     5.5 If a Bakery is already in existence at the Approved Location as of the date of this Agreement, the provisions in Section 5.1 through 5.4 inclusive shall be deemed satisfied.

6.   TRAINING
     --------

     6.1 Within sixty (60) days before the Bakery opens for business, the manager, and two or more bakers designated by Franchisee, together with an owner or officer of Franchisee satisfactory to Franchisor (if one such owner or officer has not already completed such training to Franchisor's satisfaction), shall attend and complete Franchisor's training program to Franchisor's satisfaction, or, if applicable, shall attend and complete a training program conducted by Franchisee and approved by Franchisor pursuant to the Development Agreement.

     6.2 After the Bakery opens for business, any person employed by Franchisee to serve as a manager or baker of the Bakery, or as manager of a bagel dough manufacturing site, before commencing his or her duties, shall attend and satisfactorily complete the training program referred to in Section 6.1.

     6.3 All training conducted by Franchisor shall be held in either Burlington, Vermont or Chicago, Illinois unless Franchisor designates a different location by written notice to Franchisee. Franchisor shall provide instructors, training facilities, and training materials for all such training at no charge to Franchisee. Franchisee shall be responsible for all other expenses for training of its employees, including, but not limited to, the costs of transportation, lodging, meals, and wages.

7.   DUTIES OF FRANCHISEE
     --------------------

     7.1 In order to protect the reputation and goodwill of Franchisor and to maintain high standards of operation under the System, Franchisee shall operate the Bakery in strict conformance with the methods, standards, and specifications relating to the Bakery prescribed by Franchisor from time to time in the Manuals or otherwise in writing; provided that the Manuals and such written instructions shall be generally applicable throughout the System. If Franchisee, pursuant to Section 7.5.2 below, produces its own bagel dough for the Bakery, Franchisee shall manufacture such bagel dough in strict conformance with the methods, standards, and specifications prescribed by Franchisor from time to time in the Bagel Production Manual. Franchisee shall not deviate from such standards, specifications, and procedures without Franchisor's prior written consent.

     7.2 Franchisee shall use the Premises solely for the operation of the Bakery, shall keep the Bakery open and in normal operation for the minimum hours and days specified in the Manuals, and shall refrain from using or permitting the use of the Premises for any other purpose or activity at any time without first obtaining the written consent of Franchisor. Notwithstanding the foregoing, Franchisee may use a portion of the Premises for training, office space and storage without the Franchisor's consent, provided such uses are related to the operation of the Bakery.

     7.3 Franchisee shall be solely responsible for all employment decisions and functions of the Bakery, including, without limitation, those related to hiring, firing, training, wage and hour requirements, recordkeeping, supervision, and discipline of employees. Franchisee shall maintain a competent, trained staff with sufficient members to operate the Bakery in an efficient and competent manner. Franchisee shall take such steps as are necessary to ensure that its employees preserve good customer relations; render competent, prompt, courteous, and knowledgeable service; and meet such minimum standards as Franchisor may establish from time to time in the Manuals.

     7.4 Franchisee shall offer for sale in the Bakery all products and services which are designated as core products by Franchisor from time to time in the Manuals (the "Core Products"). Franchisee may also offer for sale any non-Core Products and services which have been approved by Franchisor in the Manuals for sale in a Bruegger's Fresh Bagel Bakery, but Franchisee shall not offer or sell any other products or services without Franchisor's prior written consent. All products shall be sold only in the weights, sizes, forms, and packages approved by Franchisor. Franchisee shall discontinue selling or offering for sale any products or services which Franchisor, in its sole discretion, disapproves in writing at any time. Franchisee shall have sole discretion as to the prices of all products and services offered and sold by it to its customers.

     7.5 A principal purpose of the relationship created by this Agreement is to enable Franchisee to sell bagels prepared from dough made in accordance with the secret recipe and manufacturing process owned by Bruegger's Corporation, an affiliate of Franchisor ("Bruegger's Bagels"), and to sell varieties of a special cream cheese product ("Bruegger's Direct Set Cream Cheese") made in accordance with secret recipes owned by Bruegger's Corporation and a secret manufacturing process owned by Franklin County Cheese Corporation, another affiliate of Franchisor. In order to protect the ownership interests of Franchisor's affiliates in the secret recipes and processes and to ensure the quality, uniformity, and distinctiveness of Bruegger's Bagels and Bruegger's Direct Set Cream Cheese, Franchisee agrees that:

          7.5.1 All of Franchisee's requirements of Bruegger's Direct Set Cream Cheese shall be purchased by Franchisee from a supplier designated by Franchisor; and

          7.5.2 All of Franchisee's requirements of bagel dough shall either be: (i) manufactured by Franchisee in strict conformance with the standards and procedures set forth by Franchisor from time to time in the Bagel Production Manual; or (ii) purchased by Franchisee from a supplier designated by Franchisor. Franchisor shall furnish one (1) copy of the Bagel Production Manual to Franchisee within one (1) week after receipt of written notification from Franchisee that Franchisee intends to produce its own bagel dough for the Bakery, unless Franchisee has previously received a copy of the Bagel Production Manual pursuant to another Bruegger's Fresh Bagel Bakery Franchise Agreement, in which case Franchisor shall have no obligation to furnish an additional copy. Franchisee's written notice shall explicitly acknowledge Franchisee's obligation to hold the Bagel Production Manual and its contents in strict confidence at all times pursuant to Section 9 of this Agreement.

     7.6 Except for bagel dough and Bruegger's Direct Set Cream Cheese, as provided in Section 7.5, Franchisee shall purchase all products and services for the Bakery that are subject to Franchisor's review, standards or specifications solely from suppliers who demonstrate to Franchisor's continuing reasonable satisfaction the ability to meet Franchisor's standards and specifications, who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably, and who have been approved by Franchisor in the Manuals or otherwise in writing. For purposes of Sections 7.5 and 7.6, "supplier" means any source of products or services, including, but not limited to, manufacturers, wholesalers, and distributors. If Franchisee desires to purchase products or services from an unapproved supplier, Franchisee shall submit to Franchisor a written request to approve the proposed supplier, together with such information as Franchisor may reasonably require. Franchisor shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered for evaluation and testing either to Franchisor or to an independent testing facility designated by Franchisor. Franchisee and Franchisor shall each pay on-half of the reasonable cost of the evaluation and testing if Franchisor chooses to evaluate and test or cause the evaluation and testing of the supplier, whether or not the supplier is approved. Within thirty (30) days after its receipt of Franchisee's request and completion of evaluation and testing (if required by Franchisor), Franchisor shall notify Franchisee in writing of its approval or disapproval of the proposed supplier. Approval shall not be unreasonably withheld. Franchisee shall not purchase, sell, or offer for sale any products or services of the proposed supplier until Franchisor's written approval of the proposed supplier is received. Franchisor may revoke its approval of particular suppliers from time to time if Franchisor determines, in its sole judgment, that such suppliers or their products or services no longer meet Franchisor's standards. Upon receipt of written notice of revocation, Franchisee shall cease to purchase from the disapproved supplier and, in the case of revocation based on failure of products to meet Franchisor's standards, Franchisee shall dispose of its remaining inventory of such products as directed by Franchisor.

     7.7 Franchisee shall acquire and install in the Bakery, at Franchisee's expense, point of sale equipment and software that is compatible with Franchisor's data collection systems and that Franchisor approves in writing prior to installation and use. Franchisee shall maintain electronic connection of its point of sale systems with those of Franchisor; shall use the point of sale systems in accordance with the policies and operational procedures issued by Franchisor from time to time; shall transmit data to Franchisor or permit Franchisor to poll Franchisee's systems at the times specified by Franchisor; shall maintain its point of sale systems in good working order at all times; and shall ensure that Franchisee's employees are adequately trained in the use of such systems and the related policies and procedures of Franchisor. Franchisee shall bear all costs of installation, operation, and maintenance of the point of sale systems, except for toll charges incurred by Franchisor in accessing Franchisee's systems. If Franchisor requires collection of additional data after installation of conforming equipment, and the collection of such additional data requires replacement of existing equipment by Franchisee, then Franchisor shall, at Franchisee's option, purchase from Franchisee the obsolete equipment at Franchisee's depreciated cost for such items, which cost shall be reduced according to a five year straight line depreciation schedule.

     7.8 In addition to the requirements of Section 7.7, Franchisee shall acquire and install in the Bakery and any facility in which Franchisee manufactures bagel dough, at Franchisee's expense, such Fixtures, furnishings, equipment, decor, and signs as Franchisor may reasonably direct from time to time to remain competitive in the marketplace. Franchisee shall not install or permit to be installed on or about the Premises, without Franchisor's prior written consent, any Fixtures, furnishings, equipment, decor, signs, or other items not previously approved by Franchisor. For purposes of this paragraph "Fixtures" shall mean those items of equipment that are affixed to the real estate constituting the Bakery in such a way that damage shall be done to the Premises to remove such items from the Premises.

     7.9 Franchisee shall permit Franchisor and its agents to enter the Bakery and any facility in which Franchisee manufactures bagel dough at any time during normal business hours to conduct inspections; shall cooperate with such inspections by rendering such assistance as Franchisor's representatives may reasonably request; and, upon notice from Franchisor or its agents, shall immediately begin such steps as may be necessary to correct any deficiencies noted during any such inspection.

     7.10 Franchisee shall maintain the Premises (including adjacent public areas to the fullest extent Franchisee is permitted to maintain such areas) in a clean, orderly condition and in excellent repair. Franchisee, at its own expense, shall make such additions, alterations, repairs, and replacement as may be required for that purpose (but no others without Franchisor's prior written consent).

     7.11    At Franchisor's request, but not more often than once every seven
(7) years, Franchisee shall refurbish the Bakery to conform to the then-current design and service system, trade dress, and color schemes for a new Bruegger's Fresh Bagel Bakery. Such refurbishment may require expenditures by Franchisee on, among other things, structural changes, installation of new equipment, remodeling, redecoration, and modifications to existing improvements. Franchisor shall consider the useful life of the capital improvements in developing its standards for regular refurbishment.

     7.12 Franchisee shall participate in special promotional activities which Franchisor may prescribe generally for the System, including but not limited to an annual "Bruegger's Birthday" promotion, provided that Franchisee shall always have sole discretion as to the prices charged to its customers. If Franchisor prescribes any such activities, Franchisee shall bear its own costs of conducting such activities for the Bakery.

     7.13 Franchisee shall not implement any change in the System without the prior written consent of Franchisor. Franchisee shall notify Franchisor in writing of any change in the System which Franchisee desires to implement, and shall provide to Franchisor such information as Franchisor requests regarding the proposed change. Franchisee acknowledges and agrees that Franchisor shall have the right to incorporate the change into the System and thereupon obtain all right, title, and interest of Franchisee therein, without compensation to Franchisee.

     7.14 Franchisee acknowledges that the System may be unilaterally supplemented, improved, and otherwise modified from time to time by Franchisor. Franchisee agrees to comply with all reasonable requirements of Franchisor in that regard, including, without limitation, offering and selling new types of products or services as specified by Franchisor, provided bagels continue to constitute an essential component of the System.

     7.15 Franchisee shall comply with all terms of its lease or sublease for the Premises and all other agreements affecting the operation of the Bakery.

     7.16 Franchisee shall operate the Bakery in full compliance with all applicable material municipal, county, state and federal laws, rules, regulations and ordinances, including, without limitation, all government regulations relating to occupational hazard and health, worker's compensation insurance, unemployment insurance and withholding and payment of federal and state income taxes, social security taxes and sales taxes. Within ten (10) days after receipt thereof by Franchisee, Franchisee shall forward copies of any and all reports, warnings, notices of violation or other evidence reflecting less than full compliance by Franchisee with any applicable material laws, rules, regulations or ordinances.

8.   PROPRIETARY MARKS
     -----------------

     8.1 Franchisor represents that Bruegger's Corporation has granted Franchisor a license to use, and to license others to use, the Proprietary Marks; that, subject to any common law rights of others, Franchisor has the right to license Franchisee to use the Proprietary Marks; and that Franchisor has taken and will take all steps reasonably necessary to preserve and protect the validity of the Proprietary Marks and its right to license others to use them.

     8.2     Franchisee agrees that:

             8.2.1 Franchisee shall use only the Proprietary Marks designated by Franchisor and shall use them only in the manner authorized by Franchisor;

             8.2.2 Franchisee shall use the Proprietary Marks only for the operation of the Bakery and only at the Approved Location or in advertising for the Bakery;

             8.2.3 Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the Bakery only under the name "BRUEGGER'S FRESH BAGEL BAKERY", shall use all Proprietary Marks without prefix or suffix, and shall not use the Proprietary Marks as part of its corporate or legal name;

             8.2.4 Franchisee shall ensure that all advertising and promotional materials, packaging, signs, decorations, and other items which may be specified by Franchisor bear the Proprietary Marks in the form, color, size, and location prescribed by Franchisor;

             8.2.5 Franchisee, as directed by Franchisor, shall identify itself as the owner of the Bakery in conjunction with any use of the Proprietary Marks, including, but not limited to, on invoices, order forms, receipts, and business stationery, as well as at such conspicuous locations on the Premises as Franchisor may designate in writing;

             8.2.6 Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use shall constitute an infringement of Franchisor's rights and the rights of Bruegger's Corporation;

             8.2.7 Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor or Bruegger's Corporation;

             8.2.8 Franchisee shall comply with Franchisor's reasonable instructions in filing and maintaining any requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability; and

             8.2.9 During the term of this Agreement and after its expiration or termination, Franchisee shall not directly or indirectly contest the validity of, or take any other action which tends to jeopardize the rights of Franchisor or its affiliates to the ownership of or right to use and to license others to use the Proprietary Marks.

     8.3     Franchisee acknowledges that:

             8.3.1 The Proprietary Marks serve to identify the System and those who are authorized to operate under the System;

             8.3.2 Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership interest in the Proprietary Marks;

             8.3.3 Any and all goodwill arising from Franchisee's use of the Proprietary Marks shall inure exclusively to the benefit of Franchisor and Bruegger's Corporation, and upon expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System or the Proprietary Marks; and

             8.3.4 The license to use the Proprietary Marks granted hereunder is nonexclusive.

     8.4 Franchisee shall promptly notify Franchisor, to the extent any of the same are known or suspected by Franchisee, of any unauthorized use of the Proprietary Marks, any challenge to the validity of the Proprietary Marks, or any challenge to the ownership by Franchisor or Bruegger's Corporation of the Proprietary Marks, Franchisor's right to use and to license others to use, or Franchisee's right to use the Proprietary Marks. Franchisee acknowledges that Franchisor and Bruegger's Corporation have the right to direct and control any administrative proceeding or litigation involving the Proprietary Marks, including any settlement thereof. Franchisor and Bruegger's Corporation have the right, but not the obligation, to take action against uses by others that may constitute infringement of the Proprietary Marks. Franchisor shall defend Franchisee against any third-party claim, suit, or demand arising out of Franchisee's use of the Proprietary Marks. Franchisor shall bear the cost of such defense (including reasonable attorney's fees and the cost of any judgment or settlement) if Franchisee has used the Proprietary Marks in accordance with this Agreement, but otherwise Franchisee shall bear the cost of such defense (including the cost of any judgment or settlement). Franchisee shall execute any and all documents and do such acts as Franchisor deems necessary to carry out the defense or prosecution of any litigation involving the Proprietary Marks, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of Franchisee's use of the Proprietary Marks in a manner inconsistent with the terms of this Agreement, Franchisor agrees to reimburse Franchisee for its out-of-pocket costs in doing such acts.

     8.5 Franchisor reserves the right to modify the Proprietary Marks and/or to substitute different proprietary marks for use in identifying the System and the businesses operating thereunder. Franchisee shall implement promptly any such modification or substitution. Franchisor shall bear the costs of modifying Franchisee's signs (up to the depreciated book value, based on a five year straight line depreciation, for the signs to be replaced) to conform to the new Proprietary Marks, unless Franchisor has previously required refurbishment of the Bakery pursuant to Section 7.11 and the refurbishment has not been completed. Franchisor shall otherwise have no obligation or liability to Franchisee as a result of such modification or substitution.

9.   OPERATIONS MANUALS
     ------------------

     9.1 Franchisee shall treat the Manuals, the Bagel Production Manual, any other manuals approved by Franchisor for use in connection with the Bakery, and all information contained therein as confidential, and shall maintain such information in strict secrecy except that Franchisee may divulge such information to such employees who must have access to the information in order to operate the Bakery, provided each such employee shall first execute a confidentiality agreement in accordance with Section 10.2 of this Agreement. Franchisee shall not copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, or otherwise make them available to any unauthorized person, except as necessary to fulfill its obligations under this Agreement.

     9.2 The Manuals and the Bagel Production Manual shall remain the sole property of Franchisor and shall at all times be kept in a secure place in the Bakery or, in the case of the Bagel Production Manual, in the facility where Franchisee manufactures bagel dough.

     9.3 Franchisor may from time to time revise the contents of the Manuals and the Bagel Production Manual. Franchisee agrees to comply with each reasonable new or reasonably changed standard upon reasonable notice thereof from Franchisor.

10.  CONFIDENTIAL INFORMATION
     ------------------------

     10.1 Franchisee shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of any other person or entity any confidential information, knowledge, trade secrets, or know-how which may be communicated to Franchisee or of which Franchisee may be apprised by virtue of Franchisee's activities under this Agreement. Franchisee may divulge such confidential information only: (i) to such of its employees as must have access to it in order to operate the Bakery; and (ii) to Franchisee's contractors and the landlord of the Premises with the prior written approval of Franchisor. All information, knowledge, trade secrets, know-how, techniques, and other data which Franchisor designates in writing as confidential shall be deemed confidential for purposes of this Agreement, except information which Developer can demonstrate came to its attention by lawful means prior to disclosure thereof by Franchisor, or which, at or after the time of disclosure by Franchisor to Franchisee, had become or later becomes a part of the public domain, through publication or communication by others.

     10.2 At Franchisor's request, Franchisee shall require its managers, assistant managers, and bakers and any other person to whom Franchisee wishes to disclose any confidential information of Franchisor to execute covenants that they will maintain the confidentiality of such information. Franchisor shall not require such covenants from employees to whom such confidential information is not disclosed. Such covenants shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary with the independent right to enforce the covenants.

11.  ACCOUNTING AND RECORDS
     ----------------------

     11.1 Franchisee shall prepare, and shall preserve for at least three (3) years from the dates of their preparation, complete and accurate books, records, and accounts, in accordance with generally accepted accounting principles.

     11.2 All Gross Sales and all sales tax and other charges collected on behalf of third parties shall be recorded by Franchisee in accordance with the procedures prescribed in the Manuals on such point of sale systems as Franchisor may specify pursuant to Section 7.7 above.

     11.3 Franchisee shall submit to Franchisor, at Franchisee's expense, in the form prescribed by Franchisor:

             11.3.1 By no later than Monday of each week, a complete and accurate report of Gross Sales for the preceding week, and such other weekly data as Franchisor may reasonably require;

             11.3.2 Within ninety (90) days after the end of each fiscal year of Franchisee, an income statement showing the results of Franchisee's operations during such fiscal year and a balance sheet as of the end of such fiscal year, both of which shall be prepared in accordance with generally accepted accounting principles and reviewed by an independent certified public accountant. If, however, the foregoing income statements and balance sheets are audited by an independent certified public accountant, then Franchisee shall furnish the audited income statements and balance sheets rather than the reviewed income statements and balance sheets. In either such case, the Franchisor shall use reasonable efforts to keep the income statement and balance sheet confidential except to the extent required by law; and

             11.3.3 Interim unaudited income statements and balance sheets, not less often than quarterly, within forty-five (45) days after the end of the period to which the statements relate.

     11.4 During the period that Nordahl L. Brue or Michael J. Dressell continues to own an interest in Franchisee, the income statements and balance statements that shall be provided pursuant to Section 11.3 of the Agreement may be audited or reviewed (as the case may be) by a certified public accountant who is not independent of the Franchisee, provided that Nordahl L. Brue or Michael
J. Dressell personally certifies that each such income statement and balance sheet is complete, accurate and prepared in accordance with generally accepted accounting principals.

     11.5 Franchisor and its designated agents shall have the right to examine and copy, at Franchisor's expense, on reasonable notice and during normal business hours, the books, records, accounts, and sales tax returns of Franchisee. Franchisor shall also have the right, at any time, but not more than four times each calendar year, to have an independent audit made of the books of Franchisee. If an inspection or audit reveals that any payment to Franchisor has been understated, Franchisee shall immediately pay to Franchisor the amount owed, together with daily interest from the date such amount was due until paid at the rate of eighteen percent (l8%) per annum or the maximum rate permitted by law, whichever is less. If an inspection or audit reveals any underpayment by Franchisee of two percent (2%) or more, Franchisee shall, in addition to payment of monies owed with interest, reimburse Franchisor for all costs connected with the inspection or audit (including, without limitation, expenses for travel, lodging and wages, and reasonable accounting and legal costs). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

Franchisor shall use reasonable efforts to hold confidential information obtained in connection with this Section 11.5. If an inspection or audit reveals that Franchisee has overpaid the amount due, then Franchisor shall promptly refund the amount of the overpayment to the extent that such amount exceeds the amount of any monies then due to Franchisor.

12.  ADVERTISING AND PROMOTION
     -------------------------

     Recognizing the value of advertising and promotion and the importance of the standardization of advertising and promotion to the furtherance of the goodwill and public image of the System, the parties agree as follows:

     12.1 Franchisee shall contribute weekly to an advertising fund established by Franchisor for the System (the "Fund") two percent (2%) of the weekly Gross Sales of the Bakery. Contributions shall be made by electronic funds transfer, as specified in Section 4.4. For the first year after the date the Bakery opens for business, Franchisor will use one-half of the Fund monies received from Franchisee to pay for (or to reimburse Franchisee for) the cost of implementing a first-year advertising and promotion plan developed by Franchisee and approved by Franchisor. Thereafter, Franchisor shall use all Fund monies received from Franchisee in any manner consistent with Section 12.3 below. Franchisor, or its affiliates, shall contribute a like percentage for each Bruegger's Fresh Bagel Bakery that Franchisor, or its affiliates, operates.

     12.2 In addition to its contributions to the Fund, Franchisee shall spend monthly for local advertising and promotion two percent (2%) of the monthly Gross Sales of the Bakery. All local advertising and promotion must be approved by Franchisor pursuant to Section 12.6 below.

     12.3 The Fund shall be maintained and administered by Franchisor as follows:

             12.3.1 A National Advertising Council ("NAC") shall administer the portion of the Fund not returned to individual Franchisees pursuant to
Section 12.1 (or an analogous provision in a successor agreement) of the Franchise Agreement. The NAC shall operate as follows:

                      12.3.1.1 The NAC shall be comprised of two groups of members. Group A shall consist of three or more persons selected by Franchisor. Franchisor shall determine, in its sole discretion, the timing and methods for selection of the members of Group A. Group B shall consist of a number of persons equal to the number of members of Group A. The members of Group B shall be chosen annually by election by all Franchisees under the System based upon a voting system of one vote per one eligible Bakery.

                      12.3.1.2 The NAC shall be charged with review and approval of marketing plans that shall be developed and submitted to the NAC from time to time by Franchisor. After a marketing plan has been approved by the NAC, Franchisor shall implement the plan without further review by the NAC.

                      12.3.1.3 Franchisor reserves the right, in its sole discretion, to establish and modify, from time to time, the duties, organization, form, manner of operation, authority, membership, methods of member selection, eligibility for voting and all other aspects of the NAC pursuant to such governing documents as Franchisor may prepare; provided, however, that Franchisees shall continue to have representation on the NAC.

             12.3.2 Franchisee acknowledges that the Fund is intended to maximize general public recognition, acceptance, and use of the System, and that Franchisor is not obligated, in administering the Fund, to make expenditures for Franchisee which are equivalent or proportional to Franchisee's contribution, or to ensure that any particular franchisee benefits directly or pro rata from
                                                              --- ----
expenditures by the Fund.

             12.3.3 The Fund, all contributions thereto, and any earnings thereon shall be used exclusively to meet any and all costs of maintaining, administering, directing, conducting, and preparing advertising, marketing, public relations, and/or promotional programs and materials and any other activities which Franchisor or the NAC, as the case may be, believes will enhance the image of the System, including, but not limited to, the costs of preparing and conducting media advertising campaigns; direct mail advertising; marketing surveys; employing advertising and/or public relations agencies to assist therein; purchasing promotional items; conducting and administering in-store promotions; and providing promotional and other marketing materials and services to the businesses operating under the System.

             12.3.4 All sums received for the Fund shall be maintained in an account separate from the other monies of Franchisor and shall be used only as provided in Sections 12.1 and 12.3.3 above. Franchisor shall maintain separate bookkeeping accounts for the Fund.

             12.3.5 Franchisor shall employ an independent certified public accountant to conduct an annual audit of the Fund. The cost of the annual audit shall be paid from the Fund.

     12.4 In addition to its contributions to the Fund and its monthly expenditure for local advertising and promotion, Franchisee shall spend a minimum of Five Thousand Dollars ($5,000) for grand opening marketing pursuant to a grand opening marketing plan developed by Franchisee and approved by Franchisor.

     12.5 Franchisor shall have the right, in its sole discretion, to designate geographic areas for purposes of establishing local or regional advertising cooperatives

("Cooperatives"). Such geographic areas shall consist of one or more areas of dominant influence ("ADI"), as defined from time to time by Arbitron Company. If the Bakery is within the territory of an existing Cooperative at the time the Bakery opens for business, Franchisee shall immediately become a member of the Cooperative. If a Cooperative applicable to the Bakery is established during the term of this Agreement, Franchisee shall become a member no later than thirty
(30) days after the date approved by Franchisor for the Cooperative to commence operation. In no event shall Franchisee be required to be a member of more than one Cooperative for the Bakery. Franchisor (or its affiliate, as the case may be,) shall become a member in any Cooperatives established for a geographic region that includes a Bruegger's Fresh Bagel Bakery owned by Franchisor (or its affiliate). The following provisions shall apply to each Cooperative:

             12.5.1 Each Cooperative shall be organized and governed in a form and manner, and shall commence operations on a date, approved in advance by Franchisor in writing. No changes in the bylaws or other governing documents of a Cooperative shall be made without Franchisor's prior written consent.

             12.5.2 Each Cooperative shall be organized for the exclusive purpose of administering regional advertising programs and developing, subject to Franchisor's approval, promotional materials for use by the members in local advertising.

             12.5.3 No advertising or promotional plans or materials may be used by a Cooperative or furnished to its members without prior approval of Franchisor pursuant to Section 12.6 below.

             12.5.4 Franchisee and each other member of the Cooperative shall contribute every fourth Monday to the Cooperative, commencing with the first Monday after the Cooperative commences operations, the amount determined by the membership. Said amount may not exceed two percent (2%) of the Gross Sales of each Bakery operated by the members unless approved by a unanimous vote of eligible members. Franchisee's obligation to make local advertising expenditures under Section 12.2 above shall be reduced by the amount of Franchisee's contributions to the Cooperative. Each required contribution shall be based on Gross Sales for the preceding four week period, and shall be submitted together with such statements or reports as may be required by Franchisor, or by the Cooperative with Franchisor's prior written approval.

             12.5.5 Franchisor, in its sole discretion, may grant to any franchisee an exemption for any length of time from the requirement of membership in a Cooperative, and/or from the obligation to contribute thereto (including a reduction, deferral or waiver of such contribution), upon written request of such franchisee stating sufficient reasons to support such exemption. Franchisor's decision concerning any request for exemption shall be final. If an exemption is granted to a franchisee, the franchisee shall be required to spend on local advertising the amount the franchisee otherwise would have been required to contribute to the Cooperative.

     12.6 All advertising and promotion by Franchisee and by Cooperatives shall be in such media and of such type and format as Franchisor may approve, shall be conducted in a dignified manner, and shall conform to such standards and requirements as Franchisor may specify. Franchisee or the Cooperative shall submit written samples of all proposed advertising and promotional plans and materials to Franchisor for its approval (except with respect to prices to be charged) at least thirty (30) days before their intended use, unless such plans and materials were prepared by Franchisor or have been approved by Franchisor within the last twelve (12) months. Proposed advertising plans or materials shall be deemed to have been approved if they have not been disapproved by Franchisor within fifteen (15) days after their receipt by Franchisor.

     12.7 At Franchisor's request, Franchisee shall furnish Franchisor with copies of invoices and other appropriate documentation of Franchisee's compliance with Sections 12.2 and 12.4 above.

     12.8 Franchisee, at its own expense, shall obtain listings in the white pages and yellow pages of local telephone directories.

13.  INSURANCE
     ---------

     13.1 Before commencing any activities under this Agreement, Franchisee shall procure, and thereafter shall maintain in full force and effect at all times during the term of this Agreement, at Franchisee's expense, an insurance policy or policies protecting Franchisee, Franchisor, Franchisor's affiliates, and their respective officers, directors, shareholders, and employees against any demand or claim with respect to personal injury, death, or property damage, or any loss, liability, or expense whatsoever arising or occurring at or in connection with the Bakery or any bagel dough manufacturing site, including, but not limited to, comprehensive general liability insurance, property and casualty insurance, statutory workers' compensation insurance, employer's liability insurance, product liability insurance, and business interruption insurance. Such policy or policies shall be written by a responsible carrier or carriers acceptable to Franchisor, shall name Franchisor as an additional insured as specified by Franchisor, and shall provide at least the types and minimum amounts of commercially reasonable coverage specified in the Manuals.

     13.2 Franchisee's obligation to obtain and maintain the policy or policies in the amounts specified in the Manuals shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity in Section 20.2 of this Agreement.

     13.3 All public liability and property damage policies shall contain a provision that Franchisor, although named as an insured, shall nevertheless be entitled to recover under such policies on any loss occasioned to Franchisor or its servants, agents, or employees by reason of the negligence of Franchisee or its servants, agents, or employees.

     13.4 Before commencing any operations under this Agreement, and thereafter prior to the expiration of any policy, Franchisee shall deliver to Franchisor certificates of insurance evidencing the proper types and at least the minimum amounts of coverage specified in the Manuals. All such certificates shall expressly provide that no less than ten (10) days' prior written notice shall be given Franchisor in the event of material alteration to or cancellation of the coverage evidenced by such certificates.

     13.5 Should Franchisee, for any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by Franchisor in the Manuals or otherwise in writing, but which requirements shall in all cases by commercially reasonable, Franchisor shall have the right (but not the obligation) to procure such insurance and to charge its cost to Franchisee, which charges, together with a reasonable fee for Franchisor's services, shall be payable by Franchisee immediately upon demand. The foregoing remedies shall be in addition to any other remedies Franchisor may have.

14.  TRANSFER OF INTEREST
     --------------------

     14.1 Franchisor shall have the right to transfer or assign this Agreement or any part of its rights or obligations herein to any person or legal entity. Franchisee agrees that Franchisor shall have no liability after the effective date of such transfer or assignment for the performance of any obligations hereunder.

     14.2 Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are granted in reliance on the business skill, financial capacity, and personal character of Franchisee's present owners and management. Accordingly, except as specifically provided in Section 14.3: (i) neither Franchisee nor any Holding Company may issue any capital stock of the Franchisee or the Holding Company, and (ii) no holders of any capital stock in either Franchisee or a Holding Company (collectively the "Holders" and individually a "Holder"), may sell, assign, transfer, convey, or give away any such capital stock, in each case without receiving the prior written consent of the Franchisor. In addition, neither the Franchisee or any Holding Company shall assign, transfer convey or give away any interest in this Agreement without the prior written consent of Franchisor (except as specifically provided in Section 14.3 below). Franchisee shall notify Franchisor in writing of any proposed transfer at least thirty (30) days before any transfer is to take place, and shall provide such information and documentation relating to the proposed transfer as Franchisor may reasonably request. Any purported assignment or transfer not effected in compliance with this Agreement shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may immediately terminate this Agreement without opportunity to cure pursuant to Section 15.2. of this Agreement; provided, however that failure to provide the notice referred to above shall not give rise to termination if the other conditions of this Section 14 shall have been satisfied, unless Franchisee shall fail to give this notice three (3) times during any twelve month period, or four (4) times during the term of this Agreement.

     14.3    Notwithstanding any other provision of this Section 14:

             14.3.1 Franchisor acknowledges that Franchisee is currently party to financing arrangements that require the pledge and assignment as collateral of this Agreement, the lease for the Approved Location, other personal property assets, and any and all interest of Franchisee therein, and some or all of the outstanding stock of Franchisee, all as security for any loan, guarantee or other obligation;

             14.3.2 Franchisor hereby agrees that, without further consent from Franchisor, Franchisee may pledge, assign as collateral with right of reassignment, or otherwise encumber this Agreement, the lease for the Approved Location, any and all other collateral of the Franchisee, and any interest of Franchisee therein, as security for any loan, guarantee or other obligation;

             14.3.3 Franchisor hereby agrees that, without further consent from Franchisor, Franchisee or any individual, partnership, corporation or other legal entity which directly or indirectly owns any interest in Franchisee, may pledge or otherwise encumber any ownership interest in Franchisee as security for a loan, guarantee or other obligation;

            14.3.4 No prior written consent under Section 14.2 shall be required and no right of first refusal under Section 14.4 shall be available to Franchisor with respect to (i) any transfers, assignments or sales of securities by any Holder aggregating less than 20% of the securities held by Holder; provided no such transferee shall be deemed a Holder for purposes of further transfers pursuant to this subsection (i); (ii) any transfers, assignments or sales by a Holder to spouses or lineal descendants or to trusts or other fiduciaries for the benefit of spouses or lineal descendants of such Holder;
(iii) any transfers, assignments or sales of securities by any party who is a Holder as of the date of this Agreement to any other Holder; (iv) any merger, acquisition or other reorganization involving the Franchisee in which securities owned by a Holder are in substantial part exchanged for or converted into securities of another entity; (v) any transfers to persons or entities who are stockholders or affiliates of a Holder as of the date of this Agreement (including other entities controlled by persons or entities who are affiliates of the Holders as of the date of this Agreement) or, if the Holder is a partnership, to existing partners of such Holder; (vi) any transfers, assignments or sales to employees of Franchisee pursuant to an incentive plan adopted by Franchisee, provided that the securities authorized for issuance under such plan at any time shall not exceed 25% of Franchisee's total outstanding securities; (vii) any transfers mandated by federal or state law or regulation; or (viii) any bona fide transaction not intended to avoid the provisions hereof in which any Holder merges or consolidates with a person or sells all or substantially all of its assets (including the shares of common stock owned by it at such time) to such a person in exchange for securities of such person, or any transfer by a Holder to a person which the Holder controls, is controlled by or is under common control with; provided, however, that Nordahl L. Brue and Michael J. Dressell, or either of them and their respective spouses or lineal descendants, shall continue to own beneficially at least five percent (5%) of the total outstanding securities of Franchisee, or of the entity that owns and controls Franchisee, and further provided that, prior to the consummation of the transfers described in Sections (i) through (viii) inclusive, such transferees agree to be bound by the terms and conditions of this Agreement by executing and delivering to each party hereto their agreements to that effect.

             14.3.5 Either Franchisee or any partnership, corporation, or other legal entity which directly or indirectly owns any interest in Franchisee (a "Holding Company") may issue securities of either Franchisee or such Holding Company by means of a registered public offering (a "Public Offering") at any time after December 31, 1997. In the event of a Public Offering, the Franchisor shall reasonably cooperate with the Franchisee and/or the Holding Company in connection with such Public Offering. No prior written consent under Section
14.2 and no right of first refusal under Section 14.2 shall be available to Franchisor in connection with a Public Offering.

             14.3.6 No prior written consent under Section 14.2 shall be required and no right of first refusal under Section 14.4 shall be available to Franchisor with respect to any sale, transfer, assignment, or conveyance of securities of the Franchisee or the Holding Company by either Franchisee or the Holding Company or by any Holder which does not result in a Change of Control of Franchisee or the Holding Company and which is not proposed to be made to a direct competitor of Franchisor in the fresh bagel bakery business.

                      14.3.6.1 As used in this Section 14.3.6, a "Change of Control" shall mean the occurrence of any of the following: (i) a sale or other disposition, in one or a series of transactions, of all or substantially all of the assets of Franchisee or the Holding Company other than to an Affiliate of the Franchisee or the Holding Company; (ii) any person, persons or entity (other than a Permitted Holder) becomes the beneficial owner of 40% or more of the outstanding equity of the Franchisee or the Holding Company; or (iii) any transaction in which, after giving effect thereto, the Permitted Holders cease to own at least 60% of the outstanding equity in Developer; (iv) the Franchisee or the Holding Company engages in any merger, consolidation, sale of capital stock or any other transaction with any other person or entity, with the effect that after the transaction, the Permitted Holders own, directly or indirectly, in the aggregate less than 60% of the outstanding equity of (x) the Franchisee or the Holding Company, as applicable, if the Franchisee or the Holding Company, as applicable, is the surviving entity, or (y) the surviving or resulting entity if the Franchisee or the Holding Company is not the surviving entity, in each such case immediately after the transaction; or (v) any transfer, assignment, sale or disposition of the equity of Franchisee or the Holding Company that causes the percentage ownership of an Operator or successor

Operator reasonably satisfactory to Franchisor to be less than two percent (2%) of the total outstanding securities of Franchisee or of the Holding Company. As used in this Section 14.3.6.1, "Affiliate" means with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person; "Permitted Holder" means any person, partnership, corporation or other legal entity which as of the date of this Agreement directly or indirectly owns an interest in Developer or the Holding Company and any of their Affiliates; and "Operator" shall be the individual responsible for the operations of all Bakeries developed pursuant to the Development Agreement.

             14.3.7 Except as provided in Section 14.3.3, neither Franchisee nor Holding Company may offer or sell securities by means of a Public Offering;

             14.3.8 None of the transfers provided for in this Section 14.3 shall trigger the right of first refusal set forth in Section 14.4 of this Agreement or the transfer fee set forth in Section 14.6.5 of this Agreement;

             14.3.9 Franchisor shall, upon reasonable request from Franchisee, execute and deliver to Franchisee such written approvals and acknowledgements consistent with this Section 14.3 as shall be reasonably requested from time to time for delivery to prospective assignees or transferees of Franchisee or its owners.

     14.4 Franchisor shall have the right, exercisable within thirty (30) days after receipt of written notice of a proposed transfer pursuant to Section 14.2, but not including those transfers permitted without Franchisor's consent in Section 14.3, to purchase the interest proposed to be transferred by sending written notice to the transferor, as follows:

             14.4.1 If the transfer is proposed to be made pursuant to a sale of the assets or equity of Franchisee or Holding Company to a third party, Franchisor may purchase the interest on the same terms and conditions offered by the third party. Closing on such purchase shall occur within forty-five (45) days from the date of notice to the seller of the election to purchase by Franchisor. If the consideration, terms, and/or conditions offered by a third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser shall be designated by Franchisor, at Franchisor's expense, and the determination of the appraiser shall be binding on both parties. Any material change thereafter in the terms of the offer from a third party shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of the third party's initial offer;

             14.4.2 If such transfer is proposed to be made for less than full consideration, Franchisor shall designate an independent appraiser to determine the fair market value of the interest proposed to be transferred. Franchisor shall pay the entire expense of the appraisal. Franchisor may purchase such interest at the fair market value determined by the appraiser. Closing on such purchase shall occur within forty-five (45) days after notice from Franchisor to the transferor of the appraiser's determination of fair market value.

     14.5 Except as provided in Section 14.3, if Franchisor's right of first refusal arises under Section 9.4, but Franchisor fails to exercise such right, then the proposed transferor may complete the transfer after obtaining any consent in writing from Franchisor required under Section 14.2. Franchisor shall not unreasonably withhold its consent to a proposed transfer. Franchisor may, however, withhold consent, in its sole discretion, to the transfer if such transfer is not made in conjunction with a simultaneous transfer of all comparable interests held by the transferor in the Development Agreement and all Franchise Agreements executed pursuant to the Development Agreement.

     14.6 In those instances in which Franchisor's consent is required for a transfer, Franchisor may require any or all of the following conditions to such consent:

             14.6.1 All of Franchisee's accrued monetary obligations to Franchisor and its affiliates shall have been satisfied;

             14.6.2 Franchisee shall not at the time of transfer be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor or its affiliates or any Franchise Agreement executed pursuant to this Agreement;

             14.6.3 The transferor and Franchisor shall have executed mutual general releases, in a form reasonably satisfactory to Franchisor, of any and all claims against each other and the affiliates of each other, and the respective and its officers, directors, shareholders, and employees of each other, in their corporate and individual capacities;

             14.6.4 If the transfer is made by the Franchisee rather than a person or entity owning an interest in the Franchisee, the transferee shall enter into a written assignment, in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement;

             14.6.5 If a transfer, alone or together with previous, simultaneous, or proposed transfers, would have the effect of changing control of Franchisee or of the rights granted under this Agreement, Franchisee shall pay a transfer fee of Five Thousand Dollars ($5,000) plus Franchisor's reasonable expenses for outside services associated with reviewing the application to transfer, including, but not limited to, reasonable attorneys' fees; provided, however, no transfer fee or expense reimbursement shall be due in connection with an assignment of any interest in Franchisee or this Agreement between Michael J. Dressell and Nordahl L. Brue. Notwithstanding any provision in the Development Agreement or any Franchise Agreement, in the event Franchisor approves of a simultaneous transfer of the Development Agreement and more than one Franchise Agreement to a single transferee or an affiliated group of transferees or a sale of control of Developer or the Holding Company, Franchisee shall pay a total transfer fee of $5,000.00 regardless of the number of Franchise Agreements or Bakeries transferred, plus Franchisor's reasonable expenses for outside services associated with reviewing the application to transfer, including but not limited to, reasonable attorneys' fees.

     14.7 Except with respect to the transfers allowable without Franchisor's consent under Section 14.3, the executor or personal representative of a person with an interest in Franchisee shall transfer such person's interest to a third party approved by Franchisor within a reasonable time after the date of such
person's death or declaration of such person's mental incapacity.   Except as
provided in Section 14.3 above, such transfers shall be subject to Franchisor's right of first refusal under Section 14.4, or if such right is not exercised, the same conditions as any inter vivos transfer under Section 14.6. In the case
                           ----- -----
of transfer by bequest, if the beneficiaries are unable to meet the conditions of this Section 14, the executor shall transfer the deceased's interest to another party approved by Franchisor within a reasonable time, subject to all the terms and conditions for transfers contained in this Section 14. If the interest is not disposed of within two (2) years from the date of death or appointment of a personal representative, Franchisor may terminate this Agreement by written notice.

     14.8 Franchisor's consent to a transfer shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferor or transferee.

     14.9 In the event Franchisee or Holding Company shall attempt to obtain funds by the sale of securities in Franchisee or Holding Company in accordance with the provisions of this Agreement, Franchisee agrees to submit any written information related to the System, the Bakeries, this Agreement or any other aspect of the franchised business to Franchisor for review and approval prior to its inclusion in any offering material, which approval may be withheld on any reasonable basis; provided, however, Franchisor may not reject information that must be included to comply with applicable state and federal securities laws. Franchisor shall use reasonable efforts to respond promptly to any and all requests for approval of such offering materials. No offering by Franchisee or the Holding Company shall imply in any way that Franchisor is participating in an underwriting, issuance, or offering of securities of either Franchisee or Franchisor. Furthermore, Franchisee may not use the Proprietary Marks in connection with the offering material, except that in limited circumstances as approved by Franchisor, which consent shall not be unreasonably withheld. Franchisee may use the "Bruegger's" name and the "Bruegger's" and "Bruegger's Fresh Bagel Bakery" trademarks in such offering materials for the purpose of identifying the business of Franchisee, including use of a photograph of a Bakery, subject to Franchisor's consent, which shall not be unreasonably withheld. In addition, neither Franchisee, nor the affiliated entity that seeks to offer securities for sale, shall have a name that is substantially similar to "Bruegger's" or otherwise creates a likelihood of confusion to the public between Franchisee, or the affiliated entity who seeks to sell securities, and Franchisor. Franchisor's review of any offering material shall be limited to the subject of the relationship between Franchisee and Franchisor and to the compliance with this
Section 14.9. Franchisee must fully indemnify Franchisor in connection with the offering. For each proposed offering, Franchisee shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000) to reimburse Franchisor for its costs and expenses associated with reviewing the proposed offering. Franchisee shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering.

     14.10 The restrictions on transfer and Franchisor's rights of first refusal set forth in this Section 14 shall terminate upon the filing of a registration statement with the Securities and Exchange Commission by Franchisee or a Holding Company; provided such registration filing is effected in accordance with the terms of this Agreement.

15.  DEFAULT AND TERMINATION
     -----------------------

     15.1 Franchisee shall be deemed to be in default under this Agreement, and all rights granted to Franchisee herein shall automatically terminate without notice to Franchisee, if Franchisee becomes insolvent or makes a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Franchisee or is filed against and not opposed by Franchisee; if Franchisee is adjudicated a bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law are instituted by or against Franchisee; if a final judgment against Franchisee remains unsatisfied or of record for sixty (60) days or longer (unless supersedeas bond is filed); if Franchisee is dissolved; if execution is levied against Franchisee's business or property; if suit to foreclose any lien or mortgage against the Premises or equipment of the Bakery is instituted against Franchisee and not dismissed within sixty (60) days (except a mechanic's or materialman's lien with respect to which Franchisee has a good faith dispute regarding the amount due, provided Developer has set aside sufficient funds to satisfy the obligation); or if the real or personal property of the Bakery is sold after levy thereupon by any sheriff, marshal, or constable.

     15.2 If any of the following events of default occurs, Franchisor, at its option, may terminate this Agreement without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of written notice by Franchisee:

             15.2.1 If Franchisee fails to construct and open the Bakery within the time specified in Section 5.4 of this Agreement;

             15.2.2 If Franchisee or any principal officer (president, vice president, treasurer, controller, any financial officer or the Operator, or any area manager) of Franchisee is convicted of a non-vehicular felony, a crime involving moral turpitude, or any other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein;

             15.2.3 If a substantial threat or danger to public health or safety results from the construction, maintenance, or operation of the Bakery or any facility in which Franchisee manufactures bagel dough and the Franchisee knew or should have known of the threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Bakery;

             15.2.4   If any person or entity with an interest referred to in
Section 14 purports to transfer such interest other than in accordance with
Section 14;

             15.2.5 To the extent required by Section 14.6, if an approved transfer is not effected within two (2) years following death or mental incapacity, or if any transfer by intestate succession is made to an heir who is unable to meet the conditions of Section 14;

             15.2.6   If Franchisee fails to comply with the covenants in
Section 17.1 below;

             15.2.7 If Franchisee discloses or divulges any material contents of the Manuals, the Bagel Production Manual, or other confidential information of Franchisor, except as permitted under Section 10 hereof;

             15.2.8 If Franchisee knowingly maintains false books or records or knowingly submits any false reports to Franchisor; provided, however, the conduct of a single employee of Franchisee, who shall be neither an officer nor a director of Franchisor, shall not constitute such knowing conduct if Franchisee exercises reasonable prudence in monitoring the conduct of its employees and promptly cures any defaults arising from such fraudulent conduct;

             15.2.9 If Franchisee refuses to permit Franchisor to inspect the premises, books, records, or accounts of the Bakery or of any facility in which Franchisee manufactures bagel dough, as provided herein;

             15.2.10  If Franchisee, after curing a material default pursuant to
Section 15.5 hereof, commits the same material default on two additional occasions within one (1) year, whether or not cured after notice; or

             15.2.11 If Franchisee is in default under a material provision of the Agreement to which Section 15.5 is applicable three (3) times within any nine-month period, whether such material defaults are of a similar or different nature and whether or not any of them is cured after notice.

     15.3 If Franchisee fails, refuses, or neglects to pay any monies owing to Franchisor or its affiliates, or fails to submit financial or other information required under this Agreement, within seven (7) days after receipt of notice of default from Franchisor, this Agreement shall terminate at the end of such seven-day period without further notice from Franchisor.

     15.4 If Franchisee at any time ceases to operate or otherwise abandons the Bakery, loses the right to possession of the Premises, or otherwise forfeits the right to do or transact business in the jurisdiction where the Bakery is located, within seven (7) days after receipt of notice of said default from Franchisor, this Agreement shall terminate at the end of such seven (7) day period without further notice from Franchisor. However, if, through no fault of Franchisee, the Premises are damaged or destroyed by an event such that repairs or reconstruction cannot be completed within sixty (60) days thereafter, then Franchisee shall have thirty (30) days after the event in which to apply for Franchisor's approval to relocate and/or reconstruct the Bakery, which approval shall not be unreasonably withheld.

     15.5 Except as provided in Sections 15.1 through 15.4, Franchisor may terminate this Agreement only in the event of a default by Franchisee, and only by giving Franchisee written notice of termination stating the nature of the default at least thirty (30) days prior to the effective date of termination.
If the default is not cured to Franchisor's reasonable satisfaction within the thirty-day period (or such longer period as applicable law may require or as may be reasonably practical, provided Franchisee diligently prosecutes such cure to completion), this Agreement shall terminate without further notice to Franchisee, effective at the end of the thirty-day period (or such longer period as applicable law may require). Any material failure to comply with the requirements imposed by this Agreement (as it may from time to time reasonably be supplemented by the Manuals) shall be a default under this Section 15.5 including, but not limited to, the following events:

             15.5.1 If Franchisee sells any unapproved products or otherwise materially fails to maintain or observe any of the standards or procedures prescribed by Franchisor in this Agreement, the Manuals, or otherwise in writing;

             15.5.2 If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or any other identifying characteristics of the System, or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein; or

             15.5.3 If Franchisee fails, refuses, or neglects to obtain Franchisor's prior written approval or consent as required by this Agreement (other than consent to a transfer under Section 14, the breach of which is addressed in Section 15.2.5).

     15.6 Notwithstanding anything else in this Agreement, Franchisor agrees not to assert any claim for future royalty payments or advertising fees under this Agreement if: (i) this Agreement is terminated prior to conclusion of its term; and (ii) prior to such termination, Franchisor (who shall not unreasonably withhold its agreement) and Franchisee agree that the sole reason for termination of the Agreement is that the Approved Location is not appropriate for a Bruegger's Fresh Bagel Bakery. All other rights and remedies available to Franchisor under this Agreement arising out of the termination of the Agreement shall remain in full force and effect, all post-term covenants imposed upon Franchisee.

16.  OBLIGATIONS UPON TERMINATION OR EXPIRATION
     ------------------------------------------

     Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall immediately terminate, and:

     16.1 Franchisee shall immediately cease to operate the Bakery; shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a present or former franchisee of Franchisor with respect to the Bakery; and, if applicable, shall immediately cease production of any bagel dough using trade secrets or know-how furnished by Franchisor not lawfully in the public domain, except pursuant to another Franchise Agreement with Franchisor..

     16.2 Franchisee shall immediately and permanently cease to use in any manner whatsoever the confidential methods, procedures, and techniques associated with the System; the "BRUEGGER'S" mark; the "BRUEGGER'S FRESH BAGEL BAKERY" name; and all other Proprietary Marks, distinctive forms, slogans, signs, symbols, and devices associated with the System; provided that this provision shall not affect any rights granted to Franchisee pursuant to any other Franchise Agreements.

     16.3 Franchisee shall take such action as may be necessary to cancel any assumed name registration or equivalent registration obtained by Franchisee in connection with the Bakery which contains the name "BRUEGGER'S" or any other Proprietary Marks, and shall furnish evidence satisfactory to Franchisor of compliance with this obligation within five (5) business days after termination or expiration of this Agreement. Franchisee hereby appoints Franchisor its attorney-in-fact to carry out the requirements of this Section 16.3, if Franchisee fails to do so within such five-day period.

     16.4 At Franchisor's option, Franchisee shall assign to Franchisor, at fair market value, Franchisee's interest in the lease or sublease for the Premises and, also at Franchisor's option, if Franchisee will retain fewer Bakeries within a fifty-mile radius of the bagel dough manufacturing site than the Franchisor, Franchisee's interest in the lease or sublease for the property in which Franchisee manufactures bagel dough. If the parties cannot agree on fair market value within a reasonable time, each party shall designate an independent appraiser. These two appraisers shall designate a third appraiser. Franchisor and Franchisee shall pay for the appraiser that they designate and one-half of the expense of the third appraiser. The three (3) appraisers shall determine the fair market value of the property. If Franchisor elects not to exercise its option to acquire either or both of such leases or subleases, Franchisee shall make such modifications or alterations to the Premises and bagel dough manufacturing site (including, without limitation, changing or assigning the telephone number to Franchisor) immediately upon termination or expiration of this Agreement as may be necessary to distinguish the Premises and bagel dough manufacturing site from those of a Bruegger's Fresh Bagel Bakery or related facility, and shall make such specific additional changes as Franchisor may reasonably request for that purpose. If Franchisee fails or refuses to comply with the requirements of this Section 16.4, Franchisor shall have the right to enter the Premises and bagel dough manufacturing site, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may reasonably be required, at the expense of Franchisee, which expense Franchisee agrees to pay on demand.

             16.4.1 If Franchisor exercises its option to acquire any lease of Franchisee, then Franchisor and Franchisee shall enter into an assignment and assumption agreement that shall include provisions under which Franchisor agrees to indemnify and hold harmless Franchisee from any claims for defaults under such lease that may occur after the assignment, and under which Franchisee shall indemnify Franchisor from any claims for defaults under such lease that occurred prior to the assignment. In addition, Franchisor shall use commercially reasonable efforts to obtain a release of any personal guarantees made of Franchisee's obligations under such lease.

     16.5 Franchisee shall not use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which in Franchisor's sole discretion is likely to cause confusion, mistake, or deception or to dilute Franchisor's rights in and to the Proprietary Marks. Franchisee shall not use any designation of origin or description or representation which, in Franchisor's sole discretion, falsely suggests or represents an association or connection with Franchisor.

     16.6 Franchisee shall promptly pay all sums owing to Franchisor and its affiliates. In the event of termination for default by Franchisee, such sums shall include all damages, costs, and expenses incurred by Franchisor as a result of the default, including, but not limited to, reasonable attorneys' fees.

     16.7 Franchisee shall pay to Franchisor all damages, costs, and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Franchisor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section 16.

     16.8 Franchisee shall immediately deliver to Franchisor the Manuals, the Bagel Production Manual, and all other records, correspondence, and instructions containing confidential information relating to the System or the operation of a Bruegger's Fresh Bagel Bakery, all of which are acknowledged to be the property of Franchisor.

     16.9 Franchisor shall have the right, exercisable by written notice within thirty (30) days after expiration or termination, but not the obligation, to purchase from Franchisee any or all of the furnishings, equipment, signs, and fixtures of the Bakery and of the facility in which Franchisee manufactures bagel dough, if any, at fair market value and to purchase any or all inventory and supplies of the Bakery at fair market wholesale value. If the parties cannot agree on the price of any such items within a reasonable time, each party shall designate an independent appraiser. These two appraisers shall designate a third appraiser, Franchisor and Franchisee shall each pay for the appraiser that they designate and one-half of the third appraiser. The three (3) appraisers shall determine the applicable fair market value of the property. If Franchisor exercises any option to purchase provided herein, Franchisor shall have the right to set off all amounts due from Franchisee against any payment.

     16.10   Franchisee shall comply with the post-term covenants contained in
Section 17.2 of this Agreement.

17.  COVENANTS
     ---------

     17.1 Franchisee specifically acknowledges that Franchisee will receive valuable, specialized training and confidential information regarding the manufacturing, operational, sales, promotional, and marketing methods and techniques of Franchisor and the System. Franchisee covenants that, during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity:

             17.1.1 Divert or attempt to divert any present or prospective business or customer to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;

             17.1.2 Employ or seek to employ any person who is at that time employed by Franchisor, or who has been employed by Franchisor within the preceding three (3) months, or otherwise directly or indirectly induce such person to leave his or her employment with Franchisor; or

             17.1.3 Own, maintain, operate, engage in, be employed by, provide any assistance to, or have any interest in any other business whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, except pursuant to another Franchise Agreement with Franchisor.

     17.2 Franchisee covenants that, except pursuant to another Franchise Agreement with Franchisor, or as otherwise approved in writing by Franchisor, Franchisee shall not, for two (2) years after the expiration or termination of this Agreement or the approved transfer of this Agreement to a new franchisee, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity, own, maintain, operate, engage in, be employed by, provide assistance to, or have any interest in any business whose sales of bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, and which is, or is intended to be, located
(i) within ten (10) miles of the Approved Location, or (ii) within five (5) miles of any other Bruegger's Fresh Bagel Bakery.

     17.3 Sections 17.1.3 and 17.2 shall not apply to ownership by Franchisee of less than five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

     17.4 Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 17.1 and 17.2, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof. Franchisee agrees to comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 23 hereof.

     17.5 Franchisee agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this
Section 17. Franchisee agrees to pay all costs and expenses incurred by Franchisor in enforcing this Section 17, including, but not limited to reasonable attorneys' fees.

     17.6 Franchisee acknowledges that Franchisee's violation of the terms of this Section 17 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Franchisee accordingly consents to the issuance of an injunction prohibiting any conduct by Franchisee in violation of the terms of this Section 17. Such injunctive relief shall be in addition to any other remedies Franchisor may have.

     17.7 At Franchisor's request, Franchisee shall obtain and furnish to Franchisor executed covenants similar in substance to those set forth in this
Section 17 (including covenants applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons: (a) all personnel employed by Franchisee who have received or will receive training from Franchisor; and (b) all officers, directors, and holders of a direct or indirect beneficial interest of five percent (5%) or more of the securities of

Franchisee. Each covenant required by this Section 17.7 shall be in a form approved by Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary with the independent right to enforce the covenant.

     17.8 Franchisor agrees that it shall not employ or seek to employ any person who is at the time employed by Franchisee or who was employed by Franchisee within the preceding six (6) months, or otherwise directly or indirectly induce such person to leave his or her employment with Franchisee.

18.  ORGANIZATION OF FRANCHISEE
     --------------------------

     18.1 If Franchisee is a corporation, Franchisee shall comply with the following requirements:

             18.1.1 Franchisee's charter or organizational documents shall at all times provide that its activities are confined exclusively to developing and operating Bruegger's Fresh Bagel Bakeries and/or bagel dough manufacturing sites; provided, however that such restriction shall automatically terminate at the time Franchisee (or its parent or successor) files a registration statement with the Securities and Exchange Commission covering sales of its shares to the public.

             18.1.2 Franchisee shall promptly furnish to Franchisor copies of its articles of incorporation, bylaws, and other governing documents, and any amendments thereto, including the resolution of Franchisee's board of directors authorizing entry into this Agreement.

             18.1.3 Until or unless Franchisee or its parent or success corporation begins offering its shares for sale to the public pursuant to a registration statement filed with the Securities and Exchange Commission, Franchisee shall maintain stop-transfer instructions against the transfer on its records of any equity securities. Each stock certificate of Franchisee shall conspicuously display on its face the following printed legend:

             The transfer of ownership of shares represented by this certificate is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.
             Reference is made to the provisions of the Agreement and to the Articles and Bylaws of the Corporation.

             18.1.4 Until such time as Franchisee issues securities pursuant to a Public Offering (as defined in Section 14.3.3) in accordance with the terms of this Agreement, Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting securities of Franchisee and shall furnish the list to Franchisor upon request.

             18.1.5 If Franchisee began operating a Bakery at the Approved Location before the execution of this Agreement, then, notwithstanding the foregoing Sections 18.1.1 and 18.1.3, Franchisee shall not be in violation of this Agreement so long as Franchisee limits it activities exclusively to developing and operating Bakeries and restricts the transfer of its shares of stock to only those transfers authorized by this Agreement.

     18.2 If Franchisee is a partnership, Franchisee shall comply with the following requirements:

             18.2.1 Franchisee shall furnish Franchisor with a copy of its partnership agreement and such other governing documents as Franchisor may reasonably request, and any amendments thereto.

             18.2.2 Franchisee shall include in its partnership certificate, if any, filed with the state in which Franchisee was formed a statement that the transfer of ownership of a partnership interest is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.

             18.2.3 Franchisee shall prepare and furnish to Franchisor from time to time, upon request, a list of all general and limited partners in Franchisee.

     18.3 If Franchisee is a limited liability company, Franchisee shall comply with the following requirements during the term of this Agreement:

             18.3.1 Franchisee shall furnish Franchisor with a copy of its Certificate of Formation, limited liability company operating agreement, and any other entity governing documents as Franchisor might reasonably request, and any amendments thereto.

             18.3.2 Franchisee shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries to be developed hereunder;

             18.3.3 Franchisee's limited liability company operating agreement shall include provisions that states that the transfer of shares is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.

             18.3.4 Until such time as Franchisee issues securities pursuant to a Public Offering (as defined in Section 14.3.3) in accordance with the terms of this Agreement, Franchisee shall prepare and furnish to Franchisor, upon request, a list of all members of Franchisee.

19.  TAXES, PERMITS, AND INDEBTEDNESS
     --------------------------------

     19.1 Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by Franchisee in the operation of the Bakery. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax, or similar tax (other than income tax) imposed on Franchisor with respect to any payments to Franchisor required under this Agreement.

     19.2 In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law, but in no event shall Franchisee permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor, to occur against the Bakery.

     19.3 Franchisee shall comply with all federal, state, and local laws, rules, and regulations and shall timely obtain any and all permits, certificates, or licenses necessary for the proper conduct of the Bakery, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, and fire clearances.

     19.4 Franchisee shall immediately notify Franchisor in writing of its knowledge of the commencement of any action, suit, or proceeding and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality which may materially adversely affect the operation or financial condition of the Bakery.

20.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION
     ------------------------------------------

     20.1 It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever. During the term of this Agreement, Franchisee shall hold itself out to the public as an independent contractor operating the Bakery pursuant to a franchise agreement from Franchisor. Franchisee agrees to take such action as may be necessary to do so, including, without limitation, exhibiting a notice, the content of which Franchisor reserves the right to specify, in a conspicuous place at the Premises.

     20.2 Nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on Franchisor's behalf or to incur any debt or other obligation in Franchisor's name. Franchisor shall in no event assume liability for or be deemed liable as a result of any such action, nor shall Franchisor be liable by reason of any act or omission of Franchisee in its operation of the Bakery, or for any claim or judgment arising therefrom against Franchisee or Franchisor. Franchisee shall hold harmless and indemnify Franchisor, its affiliates, and their respective officers, directors, and employees against any claims, losses, costs, expenses, liabilities, and damages arising directly or indirectly from, as a result of, or in connection with Franchisee's operation of the Bakery, as well as the costs of defending against such claims (including reasonable attorneys' fees), except to the extent the claims, losses, costs, expenses, liabilities and damages arise from Franchisor's breach of its obligations under this Agreement.

21.  APPROVALS AND WAIVERS
     ---------------------

     21.1 Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and such approval or consent must be obtained in writing and signed by an officer of Franchisor. Franchisor shall respond to each such request in writing not later than thirty (30) days after receipt of the request for such approval or consent.

     21.2 Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee by providing any waiver, approval, consent, or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     21.3 No delay or failure of either party to exercise any right reserved to it in this Agreement or to insist upon strict compliance by the other party with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to exercise such right or to demand exact compliance by the other party with any of the terms hereof. Waiver by either party of any particular default by the other shall not affect or impair either party's rights with respect to any subsequent default of the same, similar, or a different nature. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any of the terms, covenants, or conditions of this Agreement.

22.  NOTICES
     -------

     All notices pursuant to this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or sent by other means which affords the sender evidence of delivery or attempted delivery, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to Franchisor:    Bruegger's Franchise Corporation
                               P.O. Box 374
                               159 Bank Street
                               Burlington, Vermont 05402
                               Attn:  Vice President of Development

     With a copy to:           Nordahl L. Brue, Esq.
                               Sheehey Brue Gray & Furlong P.C.
                               P.O. Box 66
                               119 South Winooski Avenue
                               Burlington, Vermont 05402

     Notices to Franchisee:    _____________________________________
                               _____________________________________
                               _____________________________________
                               _____________________________________
                               _____________________________________

     With a copy to:           Mr. Steven P. Schonberg
                               P.O. Box 1082
                               159 Bank Street
                               Burlington, Vermont 05402

Any notice by a means which affords the sender evidence of delivery or attempted delivery shall be deemed to have been given and received at the date and time of receipt or attempted delivery.

23.  ENTIRE AGREEMENT
     ----------------

     This Agreement and the documents referred to herein constitute the entire Agreement between Franchisor and Franchisee concerning the subject matter hereof and supersede all prior agreements, negotiations, representations, and correspondence concerning the same subject matter. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless agreed to by the parties in a writing executed by their authorized officers or agents.

24.  SEVERABILITY AND CONSTRUCTION
     -----------------------------

     24.1 If, for any reason, any provision of this Agreement is determined to be invalid or in conflict with any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall not impair the operation of or have any other effect upon such other provisions as may remain otherwise intelligible. The latter shall continue to be given full force and effect, and the invalid provisions shall be deemed not to be a part of this Agreement.

     24.2 All covenants and obligations which expressly or by reasonable implication are to be performed, in whole or in part, after the expiration or termination of this Agreement shall survive such expiration or termination.

     24.3 Except as explicitly provided to the contrary herein, nothing in this Agreement is intended or shall be deemed to confer upon any person or legal entity other than Franchisee, Franchisor, Franchisor's officers, directors, and employees, and such of Franchisor's and Franchisee's successors and assigns as may be contemplated by Section 14 hereof, any rights or remedies under or by reason of this Agreement.

     24.4 Franchisee and Franchisor agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from (i) striking from any provision of this Agreement any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final decision to which either Franchisor or Franchisee is a party, or (ii) reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.

25.  APPLICABLE LAW; ARBITRATION
     ---------------------------

     25.1 This Agreement shall be governed by the laws of the state in which Franchisor has its principal place of business from time to time. In the event of any conflict of law, the laws of such state shall prevail, without regard to the application of such state's conflict-of-law rules.

     25.2 Except as provided in Sections 25.3 and 25.9, any claim or controversy arising out of or related to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void), the relationship between Franchisor and Franchisee, or Franchisee's operation of the Bakery shall be submitted to arbitration pursuant to the then-prevailing rules of the American Arbitration Association, except as such rules may be modified by the following:

             25.2.1 Franchisor and Franchisee shall each select one arbitrator. The arbitrators selected by Franchisor and Franchisee shall jointly select a neutral third arbitrator, who shall chair the panel and shall be an attorney in good standing with substantial expertise and experience in commercial disputes involving franchising or trade regulation.

             25.2.2 The arbitrators shall determine, consistent with the parties' objectives to avoid undue expense and delay, the types, amount, and timing of discovery to be provided by the parties.

             25.2.3 The arbitrators shall not entertain or permit any class or consolidated proceeding.

             25.2.4 The arbitrators' fees shall be borne equally by the parties. Except as provided in Section 25.2.5, all other costs and expenses in connection with the arbitration shall be borne by the party who incurs such expense or who requests a service (such as, but not limited to, a transcript of the arbitration proceeding).

             25.2.5 The decision of a majority of the arbitrators shall be final and binding on the parties, and the arbitrators' award shall be the exclusive remedy between the parties with respect to all claims, counterclaims, and issues presented or pled to the panel. The arbitrators may award injunctive relief as well as damages, but they shall have no authority to award punitive or exemplary damages. Any monetary award shall be paid promptly, without deduction or offset. Judgment upon the award may be entered in any court having jurisdiction thereof. If the award is upheld by a court of competent jurisdiction in a proceeding by either party to enforce the award or to challenge the award, the party challenging the award or resisting its enforcement shall pay, to the extent permitted by law, all reasonable costs, legal fees, and expenses incurred by the party defending the award or seeking its enforcement.

             25.2.6 The decision of the arbitrators shall have no collateral estoppel effect with respect to any person or entity who is not a party to the arbitration proceeding.

     25.3 Unless otherwise agreed by Franchisor and Franchisee at the time of the dispute, Section 25.2 shall not apply to: (i) any claim or dispute involving actual or threatened disclosure or misuse of the contents of the Manuals, the Bagel Production Manual, or any other confidential information or trade secrets of Franchisor and its affiliates; (ii) any claim or dispute involving the ownership, validity, use of, or right to use or license the Proprietary Marks;
(iii) any action by Franchisor to enforce the covenants set forth in Section 17 of this Agreement; or (iv) any action by Franchisor to stop or prevent any threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Bakery or any facility in which Franchisee manufactures bagel dough.

     25.4    Any issue regarding arbitrability or the enforcement of Section
25.2 shall be governed by the Federal Arbitration Act and the federal common law of arbitration.

     25.5 Any arbitration proceeding or other action, whether or not arising out of this Agreement, brought by Franchisee against Franchisor shall be brought, and any arbitration proceeding or other action brought by Franchisor against Franchisee may be brought, in the judicial district in which Franchisor has its principal place of business. The parties hereby waive all questions of personal jurisdiction and venue for the purpose of carrying out this provision.

     25.6 Except as otherwise provided in this Section 25, no right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is exclusive of any other right or remedy provided herein or permitted by law or equity, but each shall be cumulative of every other right or remedy.

     25.7 Any and all claims and actions arising out of or relating to this Agreement, the relationship of Franchisee and Franchisor, or Franchisee's operation of the Bakery brought by either party against the other, whether in arbitration or any other proceeding, shall be commenced within one (1) year from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

     25.8 Franchisor and Franchisee irrevocably waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other. Franchisor and Franchisee hereby waive to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

     25.9 Nothing in this Agreement shall bar either party's right to obtain injunctive relief against threatened conduct that will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining specific performance, restraining orders, and preliminary injunctions.

26.  ACKNOWLEDGMENTS
     ---------------

     26.1 Franchisee acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee as an independent business. Franchisor expressly disclaims the making of, and Franchisee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential sales, income, profits, or success of the business venture contemplated by this Agreement.

     26.2 Franchisee acknowledges that it received a complete copy of this Agreement, the attachments hereto, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

     26.3 Franchisee acknowledges that it has read and understood this Agreement, the attachments hereto, and agreements relating thereto, if any, and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.

     26.4    ACKNOWLEDGMENT OF ARBITRATION:

             I understand that this agreement contains an agreement to arbitrate certain specific issues. After signing this document, I understand that I will not be able to bring a lawsuit concerning any dispute that may arise which is covered by one of these arbitration agreements, unless it involves a question of constitutional or civil rights. Instead, I agree to submit any such dispute to an impartial arbitrator as set forth in this Agreement.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


BRUEGGER'S FRANCHISE CORPORATION             ________________________
                                             FRANCHISEE


By:___________________                       By:_____________________

Name:_________________                       Name:___________________

Title:________________                       Title:__________________

                              EXHIBIT A

                                 to

                    BRUEGGER'S FRESH BAGEL BAKERY
                    AFFILIATE FRANCHISE AGREEMENT



                          PROPRIETARY MARKS
                          -----------------

                                    Date
Registered Mark            Type  Registered  Reg. No.
-------------------------  ----  ----------  ---------
BRUEGGER'S                 TM    11/22/88    1,513,741

THE BEST THING ROUND       SM     6/15/93    1,776,884

BRUEGGEROONS               TM     7/13/93    1,781,622

BRUEGGER'S LAST NIGHT'S
BAGELS AND DESIGN          TM     7/13/93    1,781,629

BRUEGGER'S BAGEL BAKERY
FRESH BAGELS AND DESIGN    SM     8/31/93    1,790,827

BRUEGGER'S FRESH BAGEL
BAKERY AND DESIGN          SM     8/31/93    1,790,828

BRUEGGER'S                 SM     9/7/93     1,792,050